As filed on April 19, 2001                               File No.
--------------------------------------------------------------------------------


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          TIMEBEAT.COM ENTERPRISES INC.
                 (Name of small business issuer in its charter)

    YUKON TERRITORY                       5651                 NOT APPLICABLE
(State of jurisdiction of      (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization) Classification Code Number)   Identification No.)


    580 HORNBY STREET, SUITE 200, VANCOUVER, BRITISH COLUMBIA CANADA V6C 3B6
                                 (604) 689-4771
          (Address and telephone number of principal executive offices)

    580 HORNBY STREET, SUITE 200, VANCOUVER, BRITISH COLUMBIA CANADA V6C 3B6 (Address or principal place of business or intended principal place of business)

                          ALEXANDER VILESHIN, PRESIDENT
                          TIMEBEAT.COM ENTERPRISES INC.
    580 HORNBY STREET, SUITE 200, VANCOUVER, BRITISH COLUMBIA CANADA V6C 3B6
                                 (604) 689-4771
            (Name, address and telephone number of agent for service)

                        Copies of all communications to:

                              Adam P. Stapen, Esq.
                   Dill Dill Carr Stonbraker & Hutchings, P.C.
                          455 Sherman Street, Suite 300
                             Denver, Colorado 80203
                       (303) 777-3737; fax (303) 777-3823

Approximate date of proposed sale to public: As soon as practicable after the effective date of the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                      [ ]__________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                             [ ]__________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                             [ ]__________

If  delivery  of  the  prospectus  is  expected to be made pursuant to Rule 434,
please check the following box.                                           [ ]

                         CALCULATION OF REGISTRATION FEE

Title of each class of                                Proposed maximum             Proposed maximum
  securities to be              Amount to be         offering price per           aggregate offering             Amount of
     registered                  registered               unit (1)<F1>                  price                registration fee
--------------------------------------------------------------------------------------------------------------------------------
Common stock                 35,000,000 Shares              $0.33                     $11,550,000                  $2,888
issuable to Swartz
Private Equity, LLC
--------------------------------------------------------------------------------------------------------------------------------
Common stock                   994,400 Shares               $0.33                       $328,152                     $82
issuable to Swartz
Private Equity, LLC
upon exercise of
warrants
--------------------------------------------------------------------------------------------------------------------------------
Common stock held             1,800,285 Shares              $0.33                       $594,094                    $148
by selling security
holders
--------------------------------------------------------------------------------------------------------------------------------
Common stock                  1,800,285 Shares              $0.33                       $594,094                    $148
Issuable upon
exercise of warrants
by selling security
holders
--------------------------------------------------------------------------------------------------------------------------------
Common stock                  3,200,000 Shares              $0.33                       $1,056,000                  $264
issuable upon 1999
Incentive Stock
Option Plan
--------------------------------------------------------------------------------------------------------------------------------
Total                        42,794,970 Shares                                          $14,122,340                $3,530
================================================================================================================================

<F1>
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 and based upon the average of the high and low prices for the Common Stock on April 12, 2001, as reported by the Over-the-Counter Bulletin Board. We expect that in the event the registered shares are sold, such shares will be sold at the then-current market price.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS              SUBJECT TO COMPLETION                   DATED__________


                          TIMEBEAT.COM ENTERPRISES INC.
                             SHARES OF COMMON STOCK

                               ------------------

            Unless the context otherwise requires, the terms "we", "our" and "us" refers to Timebeat.com Enterprises Inc.

            This prospectus relates to the resale by the selling stockholders and warrant holders of up to 39,594,970 shares of our common stock. The selling stockholders may sell the common stock at any time at any price. We will not receive any proceeds from the resale of these shares. This prospectus also covers 3,200,000 shares of common stock which may be issued under our 1999 Incentive Stock Option Plan. We have agreed to pay for all expenses of this offering. Of the 39,594,970 shares being offered,

           o 1,800,285 shares are presently outstanding and held by 19 stockholders;

           o 1,800,285 shares are issuable upon the exercise of warrants held by 19 warrant holders;

           o Up to 35,000,000 shares are issuable to Swartz Private Equity, LLC as put shares under an investment agreement; and

           o Up to 994,400 shares are issuable upon the exercise of commitment warrants issued to Swartz.

            Our common stock is traded on the NASD OTC Bulletin Board under the symbol "TMBT".

                               ------------------

            INVESTING IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. A DETAILED EXPLANATION OF THESE RISKS IS INCLUDED IN ANOTHER SECTION OF THIS PROSPECTUS, BEGINNING ON PAGE 6.

                               ------------------

            Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               ------------------

            The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                                 ____________, 2001

                                TABLE OF CONTENTS
                                                                                           PAGE
PROSPECTUS SUMMARY............................................................................3

CURRENCY AND EXCHANGE RATES...................................................................5

DIFFERENCES BETWEEN CANADIAN GAAP AND U.S. GAAP...............................................5

SUMMARY SELECTED FINANCIAL INFORMATION........................................................6

RISK FACTORS..................................................................................6

USE OF PROCEEDS..............................................................................12

MARKET FOR COMMON EQUITY.....................................................................12

DIVIDEND POLICY..............................................................................15

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
   OPERATIONS................................................................................15

BUSINESS.....................................................................................19

PROPERTY.....................................................................................27

MANAGEMENT  .................................................................................32

EXECUTIVE COMPENSATION.......................................................................34

PRINCIPAL STOCKHOLDERS.......................................................................35

CERTAIN TRANSACTIONS.........................................................................35

DESCRIPTION OF CAPITAL STOCK.................................................................36

INVESTMENT AGREEMENT.........................................................................37

SELLING STOCKHOLDERS.........................................................................39

PLAN OF DISTRIBUTION.........................................................................41

LEGAL MATTERS................................................................................42

EXPERTS     .................................................................................42

ADDITIONAL INFORMATION.......................................................................42

REPORTS TO STOCKHOLDERS......................................................................43

FINANCIAL STATEMENTS........................................................................F-1


                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere in this prospectus. You should carefully read this entire prospectus and the financial statements contained in this prospectus before purchasing our securities.

TIMEBEAT.COM ENTERPRISES INC.

         We have two separate business divisions: (1) we are a mineral exploration company exploring for gold and silver worldwide; and (2) we own and operate Internet Web sites which primarily cater to people who have an interest in fine watches, jewelry, clothing, high-end gift and other luxury items.

         We are an exploration stage company in the business of acquiring, exploring, and if warranted, developing mineral properties primarily located in British Columbia, Canada. We have acquired and subsequently abandoned several mineral properties in pursuit of our business. Our current mineral properties are not in production and, consequently, we have no current operating income or cash flow from these properties.

         In March 1999, we entered the Internet and e-commerce business. We are in the development stage in our Internet e-commerce division. In November 1999, we launched our first Web site, WWW.TIMEBEAT.COM. This is an e-commerce Web site that markets and sells watches and jewelry, and we intend to offer high-end gift items and other luxury items. In December 1999, in order to increase content and awareness of WWW.TIMEBEAT.COM, we acquired our second Web site, WWW.WATCHZONE.NET. This is an informational Web site which allows consumers the ability to gather and exchange information in chat forums and from existing publications, news and press releases, manufacturers' literature, and product demonstrations and evaluations.

         In May 2000, we began developing our new Web site called WWW.TIMEBEAT4TEENS.COM. This Web site is an e-commerce site that will sell jewelry, watches, music, clothing and related items to the young adult market age group between 10 to 24 years old. We believe that by cross-promoting our Web sites, we may be able to reach both parents and their children. Although the Web site is not finished, we have two programmers and have retained the services of a Web site developer. The Web site will be database driven. The Web site should be operational by June 2001.

         Our offices are located at 580 Hornby Street, Suite 200, Vancouver, British Columbia Canada V6C 3B6, and our telephone number is (604) 689-4771.

THE OFFERING

Securities offered.................      Up to 35,000,000 shares of common stock
                                         that we may issue pursuant to an
                                         investment agreement with Swartz
                                         Private Equity, LLC. Using the pricing
                                         mechanism and the current market price
                                         and trading volume of our common stock,
                                         we estimate that we will put to Swartz
                                         a total of 5,800,000 shares of our
                                         common stock over the next three years.

                                         994,400 shares of common stock that we
                                         may issue upon exercise of warrants
                                         held by Swartz as a commitment for
                                         entering into the investment agreement.

                                         Resale of 1,800,285 shares of common
                                         stock owned by 19 stockholders.

                                         Resale of 1,800,285 shares of common
                                         stock that we may issue upon exercise
                                         of the warrants owned by 19
                                         stockholders.

                                         3,200,000 shares of common stock which
                                         may be issued under our 1999 Incentive
                                         Stock Option Plan.

                                         An indeterminable number of shares of
                                         common stock which may be issuable
                                         under our investment agreement with
                                         Swartz Private Equity, LLC and our 1999
                                         Incentive Stock Option Plan because of
                                         any stock splits, stock dividends or
                                         similar transactions in accordance with
                                         Rule 416 under the Securities Act of
                                         1933, as amended.

Use of Proceeds....................      We will not receive any of the proceeds
                                         from the sale of our common stock by
                                         the selling stockholders. However,
                                         upon exercising a put right under our
                                         investment agreement with Swartz, we
                                         will receive cash in consideration for
                                         issuing our common stock. We intend to
                                         use these proceeds for working capital
                                         and general corporate purposes.

Securities outstanding
as of prospectus date..............      17,622,202 shares of common stock

                           CURRENCY AND EXCHANGE RATES

         Unless otherwise indicated, all dollar amounts in this report are in Canadian dollars. The following table sets forth (i) the rates of exchange for one Canadian dollar ("Cdn") expressed in one U.S. dollar at the end of each calendar year; (ii) the average exchange rates in effect on the last day of each month during each calendar year; and (iii) the high and low exchange rates during each calendar year.

                                      2000            1999              1998              1997              1996
                                      ----            ----              ----              ----              ----
Rate At End Of Period:               0.6669          0.6925            0.6504            0.7239            0.7300

Average Rate Of Period:              0.6819          0.6730            0.6740            0.7318            0.7332

High Rate of Period:                 0.6969          0.6925            0.7105            0.7472            0.7524

Low Rate of Period:                  0.6410          0.6535            0.6340            0.7155            0.7219


         Exchange rates are based upon the Noon buying rate in New York City for cable transfers in foreign currencies as certified for custom purposes by the U.S. Federal Reserve Bank of New York. The Noon exchange rate on April 6, 2001, reported by the U.S. Federal Reserve Bank of New York was Cdn$0.64 (US$1.00 = Cdn$1.5615).

                 DIFFERENCES BETWEEN CANADIAN GAAP AND U.S. GAAP

         Our financial statements were prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"). Under Canadian GAAP, shares issued with escrow restrictions are recorded at the issue price and are not revalued upon release from escrow. Under U.S. GAAP, escrow shares are considered to be contingently issuable. These shares are excluded from the weighted average shares calculation and the difference between the fair value of the shares at the time of their release from escrow and the shares' original issue price is accounted for as a compensation expense at the time the shares are released from escrow.

         Under Canadian GAAP, all exploration expenses related to mineral properties and areas of geological interest are deferred until the properties to which they relate are placed into production, sold or abandoned. Under U.S. GAAP these exploration costs are not capitalized but expensed as incurred.

         Under Canadian GAAP, the calculation of basic loss per share is calculated using the weighted average number of common shares outstanding during the year. Under United States generally accepted accounting principles, basic loss per share is calculated using the weighted average number of shares outstanding during the year. This weighted average number of common shares outstanding excludes any shares that remain in escrow, but may be earned out based on us meeting certain performance criteria. No shares were held in escrow for the years ended March 31, 1998, March 31, 1999 and March 31, 2000.

         The United States Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-based Compensation", which became effective for fiscal years beginning after December 15, 1995. This statement encourages, but does not require companies to record the compensation cost for stock-based employee compensation plans at fair value at the grant date. We have chosen to adopt SFAS No. 123 in accounting for our stock option plan. Canadian GAAP does not require the reporting of any stock based compensation expense in our financial statements.

                     SUMMARY SELECTED FINANCIAL INFORMATION

         The balance sheet and income statement data shown below were derived from our audited consolidated financial statements. Our results of operations for any interim period do not necessarily indicate our results of operations for the full year. You should read this summary financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," and our financial statements.

                                  CANADIAN GAAP

                                  NINE MONTHS ENDED
                                     DECEMBER 31,                  YEAR ENDED MARCH 31,
                                  -----------------         ---------------------------------
                                        2000                      2000              1999
                                  -----------------         ---------------   ---------------
OPERATING DATA:                      (UNAUDITED)
Revenues........................  $          55,704         $       207,522   $             0
Gross profit....................  $          23,253         $         2,158   $             0
Net loss........................  $        (499,886)        $      (692,305)  $      (602,648)

Net loss per share..............  $           (0.03)        $        (0.044)  $        (0.043)


                                  DECEMBER 31, 2000          MARCH 31, 2000
                                  -----------------          --------------
BALANCE SHEET DATA:                                              (UNAUDITED)

Working capital.................  $         220,282          $      879,051
Total assets....................  $       5,905,061          $    6,351,263
Total liabilities...............  $         335,681          $      285,797
Shareholders' deficiency........  $      (7,944,583)         $   (7,444,697)

                                  RISK FACTORS

         IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE PURCHASING ANY OF OUR SECURITIES. THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVE SUBSTANTIAL RISKS ASSOCIATED WITH US AND OUR BUSINESS INCLUDING, AMONG OTHERS, RISKS ASSOCIATED WITH SUBSTANTIAL INDUSTRY COMPETITION, INSUFFICIENT REVENUES, AND A LIMITED OPERATING HISTORY.

                              GENERAL RISK FACTORS

         WE HAVE A HISTORY OF LOSSES AND WE EXPECT LOSSES TO CONTINUE FOR THE FORESEEABLE FUTURE. We have incurred losses since our inception, and we expect to continue to incur additional losses. As of December 31, 2000, we had an accumulated deficit of $7,944,583. We cannot assure you that we will achieve or sustain profitability in the future.

         WE EXPECT TO ENCOUNTER RISKS FREQUENTLY FACED BY EARLY STAGE COMPANIES. Since our inception in May 1986 through December 31, 2000, we generated revenues of only $263,226, and had a corresponding accumulated loss of $7,944,583. We have a limited operating history and our operations are subject to all of the risks inherent in a new business enterprise engaged in the mineral exploration and Internet e-commerce industries. The likelihood of our success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the start-up of new businesses, those historically encountered by us, and the competitive environment in which we operate.

         WE DO NOT GENERATE SUFFICIENT REVENUE TO FINANCE OUR OPERATIONS, AND WE RELY SUBSTANTIALLY UPON OUTSIDE FINANCING. We believe we are likely to remain unprofitable for the foreseeable future. Because of our inability to generate an operating profit in the near future, it will be necessary for us to rely upon external sources of financing. Based on our potential rate of cash operating expenditures and our current plans, the proceeds of our investment agreement with Swartz may constitute our principal source of financing. However, our ability to raise funds under the investment agreement is subject to certain conditions. These include the continuing effectiveness of a registration statement covering the resale of the shares sold under the investment agreement and a limitation on the number of shares we may issue based on the volume of trading in our common stock. We may be unable to satisfy one or more of these conditions. If we cannot obtain financing when needed, we may be forced to cease operations and abandon our business. You could lose your entire investment.

         OUR FUTURE PROFITABILITY REMAINS UNCERTAIN. We have suffered losses from operations, require additional financing, and we need to continue the development of our business divisions. Ultimately we need to generate revenues and successfully attain profitable operations. These factors raise substantial doubt about our ability to continue as a going concern. We cannot provide any assurance that we will be able to attain profitable operations.

         OUR OPERATIONS ARE SUBJECT TO CURRENCY FLUCTUATIONS. For accounting purposes, the Canadian dollar is used as our functional currency. To date, all of our equity financing and certain debt financing have been conducted in U.S. dollars. This makes us subject to foreign currency fluctuations. Recently the Canadian dollar has experienced a devaluation against the U.S. dollar. Gains and losses resulting from the fluctuation of foreign exchange rates have been included in the determination of income. Continued devaluation of the Canadian dollar may have a material and adverse effect on our operations.

         OUR OFFICERS, DIRECTORS AND MANAGEMENT MAY BE SUBJECT TO CONFLICTS OF INTERESTS DURING OUR OPERATIONS. Our officers, directors and management are affiliated with other companies that are engaged in the business of mineral exploration and Internet e-commerce. Such associations may give rise to conflicts of interest from time to time. A conflict of interest poses the risk that we may enter into a transaction on terms which would place us in a worse position than if no conflict existed. While our directors are required by law to act honestly and in good faith with a view to our best interest and to disclose any interest which they many have in any project or opportunity of which we are involved, we have no specific internal policy governing conflicts of interest.

         YOU MAY SUFFER DILUTION IN YOUR OWNERSHIP OF OUR SHARES FROM THE EXERCISE OR CONVERSION OF OPTIONS, WARRANTS, AND CONVERTIBLE SECURITIES ISSUED TO OTHER PERSONS. There are outstanding options, warrants, and convertible securities to acquire shares of our common stock and we may grant additional rights in the future, including those that we may grant to Swartz. If any of the outstanding options, warrants, or convertible securities are exercised or converted, your percentage ownership in will be reduced. So long as these options, warrants, or convertible securities are exercisable, the holders will have the opportunity to profit from a rise in the price of our common stock. The existence of such options, warrants, and convertible securities may adversely affect the terms on which we can obtain additional financing. The holders of such options, warrants, and convertible securities can be expected to exercise them at a time when we would probably be able to obtain additional capital by an offering of our common stock at a price higher than the exercise price of these outstanding options, warrants, and convertible securities.

         THE EXERCISE OF OUR PUT RIGHTS MAY LOWER THE MARKET PRICE OF OUR COMMON STOCK AND SUBSTANTIALLY DILUTE THE INTERESTS OF OTHER HOLDERS OF OUR COMMON STOCK. As we exercise our put rights under our investment agreement with Swartz, we will be required to issue shares of our common stock to Swartz at a price below the prevailing market price of our common stock. The shares issuable to Swartz upon exercise of put rights will be issued at a price equal to the lessor of (a) the market price for our common stock minus $0.075 or (b) 93% of the market price for our common stock. Accordingly, we will issue the shares issuable to Swartz upon exercise of our put rights at a rate that will be below the market price of our common stock. This, in turn, may decrease the price of our common stock and entitle Swartz to receive a greater number of shares of our common stock upon exercise of our put rights, and this may also decrease the exercise price of the commitment warrants issued to Swartz.

         "PENNY STOCK" RULES COULD AFFECT THE SECONDARY MARKET FOR OUR COMMON STOCK AND MAY AFFECT YOUR ABILITY TO SELL SHARES OF OUR COMMON STOCK. Our common stock is subject to rules promulgated by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks". Generally, penny stocks are equity securities with a price of less than US$5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prescribed by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As long as our common stock are subject to the penny stock rules, the holders of common stock may find it difficult to sell their common stock.

         A LIMITED PUBLIC MARKET FOR OUR COMMON STOCK MAY IMPAIR YOUR LIQUIDITY AND/OR RETURN ON INVESTMENT. Our common stock is traded in the over-the-counter market. The price for the stock and the volume of shares traded fluctuate widely. Consequently, persons who invest in our common stock may not be able to use their shares as collateral for loans and may not be able to liquidate at a suitable price in the event of an emergency. In addition, holders may not be able to resell their shares, or may not be able to sell their shares at or above the price they paid for them.

                 RISK FACTORS RELATING TO OUR INTERNET WEB SITES

         WE MAY BE UNABLE TO COMPETE EFFECTIVELY AGAINST OTHERS AND MAY BE FORCED TO ABANDON THE EXECUTION OF OUR CURRENT BUSINESS PLAN. We compete with other Internet based entities that maintain commercial Web sites relating to fine watches, jewelry, high-end gift and other luxury items. In addition, all major watch and jewelry manufacturers have their own Web sites and many have recently launched or announced plans to launch online buying services. We believe that the principal competitive factors in the online market are brand recognition, speed and quality of fulfillment, variety of value-added services, ease of use, customer satisfaction, quality of service, and technical expertise. We cannot assure you that we will be able to compete successfully against current or future competitors, many of which have substantially more capital, existing brand recognition, resources, and access to additional financing. In addition, competitive pressures may result in increased marketing costs, decreased Web site traffic or loss of market share, or otherwise may materially and adversely affect our business, results of operations and financial condition.

         The market for Internet-based commercial services is new, and we expect competition among commercial Web sites to increase significantly in the future. Minimal barriers to entry characterize Internet commerce, and new competitors can launch new Web sites at relatively low cost. To compete successfully as an Internet-based commercial entity, we must increase awareness of our services and brand name. If we do not achieve our competitive objectives, such failure may have a material adverse effect on our business, results of operations, and financial condition.

         OUR SUCCESS WILL DEPEND UPON DEVELOPING BRAND ACCEPTANCE. We believe that the importance of brand recognition will increase as more companies engage in commerce over the Internet. Development and awareness of the Timebeat.com brand will depend largely on our ability to allocate effectively our resources to successfully develop and implement effective advertising and marketing efforts. We will not be successful in promoting and maintaining our brand if customers do not perceive us as an effective channel for purchases. Our failure to develop our brand name will have a material adverse effect on our business, results of operations, and financial condition.

         OUR PRODUCTS ARE SUBJECT TO DISCRETIONARY PURCHASING HABITS. The luxury and premium products which are offered on our Web sites are not usually purchased by the average consumer. The products are expensive and are marketed at consumers with discretionary or extra income. Discretionary income is usually tied to a strong financial market, job market, and an overall healthy economy. Accordingly, our sales are also subject to a healthy economy.

         WE DO NOT MAINTAIN AN INVENTORY OF WATCHES, AND WE RELY ENTIRELY UPON OUR CONTACTS IN THE WHOLESALE MARKET TO PURCHASE A WATCH ON THE SAME DAY IT IS ORDERED ON OUR WEB SITE. We do not maintain an inventory of watches. Instead, we rely entirely upon our contacts in the wholesale watch industry to purchase a watch on the same day it is ordered on our Web site. We cannot assure you that we will be able to purchase a watch on the day it is ordered, if at all. There is a possibility that our wholesale contacts may not have the particular watch. Further, we may have to pay more for a watch than what we originally expected when we priced the watch for purchase on our Web site. As a result, we may have to cancel certain orders and incur higher costs, which in turn will reduce or eliminate our revenue, if any.

         OUR SUCCESS WILL DEPEND ON GROWTH AND ACCEPTANCE OF INTERNET COMMERCE. The market for Internet- based businesses has only recently begun to develop and is evolving rapidly. While many Internet commerce companies have grown in terms of revenue, few are profitable. We cannot assure you that we will be profitable. As is typical for a new and rapidly evolving industry, demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty and there are few proven services and products. Moreover, since the market for our services is new and evolving, it is difficult to predict the future growth rate, if any, and size of this market. The success of our services will depend upon the adoption of the Internet by consumers as a mainstream medium for commerce. While we believe that our services offer significant advantages to consumers and dealers, we cannot assure you that widespread acceptance of Internet commerce in general, or of our services in particular, will occur. Our success will require that consumers, who have historically relied upon retail stores, will accept new methods of conducting business and exchanging information. Moreover, critical issues concerning the commercial use of the Internet, including ease of access, security, reliability, cost, and quality of service, remain unresolved and may impact the growth of Internet use. If the market for Internet-based businesses fails to develop, develops more slowly than expected, or becomes saturated with competitors, or if our services do not achieve market acceptance, our business, results of operations, and financial condition will be materially and adversely affected.

         OUR OPERATIONS ARE SUBJECT TO REGULATORY UNCERTAINTIES AND GOVERNMENT REGULATION. There are currently few laws or regulations that apply directly to the Internet. Due to the increasing popularity of the Internet, it is possible that a number of local, state, national or international laws and regulations may be adopted with respect to issues such as the pricing of services and products, advertising, user privacy, intellectual property, information security, or anti-competitive practices over the Internet. In addition, tax authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in Internet commerce. New state tax regulations may subject us to additional state sales, use, and income taxes. Because our business is dependent on the Internet, the adoption of any such laws or regulations may decrease the growth of Internet usage or the acceptance of Internet commerce that could, in turn, decrease the demand for our services and increase our costs. To date, we have not spent significant resources on lobbying or related government affairs issues, but we may need to do so in the future.

         SYSTEMS INTERRUPTIONS WILL ADVERSELY AFFECT OPERATIONS. Although we have agreements with host servers who maintain redundant offsite backup servers, all of our primary servers could be vulnerable to interruption by damage from fire, flood, power loss, telecommunications failure, break-ins, and other events beyond our control. We have experienced periodic systems interruptions and anticipate that such interruptions will occur from time to time in the future. In the event that we experience significant system disruptions, our business, results of operations, and financial condition will be materially and adversely affected.

         SECURITY BREACHES INVOLVING CONFIDENTIAL INFORMATION TRANSMITTED VIA THE INTERNET COULD EXPOSE US TO LOSS, LITIGATION OR OTHER LIABILITIES. To the extent that our activities involve the storage and transmission of proprietary information, such as personal financial information, security breaches could expose us to a risk of financial loss, litigation, and other liabilities. We rely on technology that is designed to facilitate the secure transmission of confidential information. Our computer infrastructure, however, may be vulnerable to physical or electronic computer break-ins, viruses, and similar disruptive problems. A party who circumvents our security measures could misappropriate proprietary information, jeopardize the confidential nature of information transmitted over the Internet, or cause interruptions in our operations. Concerns over the security of Internet transactions and the privacy of users also could inhibit the growth of the Internet in general, particularly as a means of conducting commercial transactions. Our insurance policies currently do not protect against such losses. Any such security breach could have a material adverse effect on our business, results of operations, and financial condition.

                RISK FACTORS RELATING TO OUR MINERAL EXPLORATION

         WE HAVE NOT MINED ANY GOLD OR OTHER METALS AND WE HAVE NO PRODUCTION HISTORY. We have no history of producing gold or other metals. We are in the exploration stage and future development of our properties, if any, will require the construction or rehabilitation and operation of mines, processing plants and related infrastructure. As a result, we are subject to all of the risks associated with establishing new mining operations and business enterprises. We can provide no assurance that we will successfully establish mining operations or profitably produce gold or other metals at any of our properties.

         THE EXPLORATION OF MINERAL PROPERTIES IS HIGHLY SPECULATIVE IN NATURE, INVOLVES SUBSTANTIAL EXPENDITURES, AND IS FREQUENTLY NON-PRODUCTIVE. Our future growth and profitability will depend, in part, on our ability to identify and acquire additional mining rights, and on the costs and results of our continued exploration programs. Competition for attractive mineral exploration properties is intense. Mineral exploration is highly speculative in nature and is frequently non-productive. Substantial expenditures are required to:

         o establish ore reserves through drilling and metallurgical and other testing techniques;

         o determine metal content and metallurgical recovery processes to extract metal from the ore; and

         o    construct, renovate or expand mining and processing facilities.

         If we discover ore, it usually takes several years from the initial phase of exploration until production is possible. During this time, the economic feasibility of production may change. As a result of these uncertainties, we cannot assure you that we will successfully acquire additional mineral rights or that our exploration programs will result in new or probable mineral reserves of sufficient quantities to justify commercial operations in any of our properties.

         WE ARE SUBJECT TO EXTENSIVE FOREIGN ENVIRONMENTAL LAW AND REGULATION. We conduct our activities primarily in the Province of British Columbia, Canada. The Province of British Columbia and the federal government of Canada have laws and regulations which control the exploration and mining of mineral properties and their effects on the environment, including air and water quality, mine reclamation, waste handling and disposal, the protection of different species of animals, and the preservation of lands. These laws and regulations will require us to acquire permits and other authorizations for certain activities. There is relatively new comprehensive environmental legislation, and the permitting and authorization processes may be less established and less predictable than they are in the United States. We cannot assure you that we will be able to acquire necessary permits or authorizations on a timely basis, if at all. Delays in acquiring any permit or authorization could increase our exploration cost.

         Environmental legislation is evolving in a manner which will likely require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects, and a heightened degree of responsibility for companies and their officers, directors, and employees. We cannot predict what environmental legislation or regulations will be enacted or adopted in the future or how future laws and regulations will be administered or interpreted. Compliance with more stringent laws and regulations, as well as potentially more vigorous enforcement policies or regulatory agencies or stricter interpretation of existing laws, may (1) necessitate significant capital outlays, (2) cause us to delay, terminate or otherwise change our intended activities with respect to one or more of our projects and (3) materially adversely affect our future operations.

         Some of our properties are located in historic mining districts where prior owners may have caused environmental damage which may not be known to us or to the regulators. We have not sought a complete environmental analysis on our properties. To the extent we are subject to environmental requirements or liabilities, the cost of compliance with these requirements and satisfaction of these liabilities would reduce our net cash flow and could have a material adverse effect on our financial condition and results of operations. If we are unable to fund fully the cost of remediation of any environmental condition, we may be required to suspend our operations or enter interim compliance measures pending completion of the required remediation.

         TITLE TO OUR MINERAL PROPERTIES MAY BE CHALLENGED. Our policy is to seek to confirm the validity of our rights to title to, and contract rights with respect to, each mineral property in which we have a material interest. However, we cannot guarantee that title to our properties will not be challenged or impugned. Title insurance generally is not available and our ability to ensure that we have obtained a secure claim to individual mineral properties or mining concessions may be severely constrained. We have not conducted surveys of all of the claims in which we hold direct or indirect interests and, therefore, the precise area and location of these claims may be in doubt. Accordingly, our mineral properties may be subject to prior unregistered agreements, transfers to claims, and title may be affected by, among other things, undetected defects.

         WE MAY LOSE RIGHTS TO PROPERTIES IF WE FAIL TO MEET PAYMENT REQUIREMENTS OR DEVELOPMENT SCHEDULES. The rights to some of our mineral properties may be derived from leaseholds or purchase option agreements that require the payment of rent or other installment fees. If we fail to make these payments when they are due, our rights to the property may lapse. We cannot assure you that we will be able to make payments by the requisite payment dates. In addition, some contracts with respect to mineral properties may require development or production schedules. We cannot assure you that we will be able to meet any or all of the development or production schedules. In addition, our ability to transfer or sell our rights to mineral properties may require governmental approvals or third party consents, which may not be granted.

         WE CANNOT INSURE AGAINST ALL OF THE RISKS ASSOCIATED WITH MINERAL EXPLORATION. The business of mineral exploration is subject to a number of risks and hazards, including:

         o     adverse environmental effects;
         o     industrial accidents;
         o     labor disputes;
         o technical difficulties due to unusual or unexpected geologic formations;
         o     failures of pit walls; and
         o flooding and periodic interruptions due to inclement or hazardous weather conditions.

These risks can result in, among other things: damage to, and destruction of, mineral properties and facilities; personal injury; delays or cessation in our exploration activities; monetary losses; and legal liability.

         Although we maintain insurance with respect to our operations and mineral properties within ranges of coverage consistent with industry practice, there can be no assurance that insurance will be available at economically feasible premiums. Insurance against environmental risks is not generally available. These environmental risks include potential liability for pollution or other disturbances resulting from mining exploration and production. In addition, not all risks associated with developing and producing gold and other metals are included in coverage, and those risks which are included may result in liabilities which exceed policy limits.

Further, we may elect to not seek coverage for all risks. The occurrence of an event that is not fully covered, or covered at all, by insurance, could have a material adverse effect on our financial condition and results of operations.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale by the selling stockholders of the shares offered under this prospectus. We will, however, receive the sale price of any common stock we sell to Swartz Private Equity, LLC under our investment agreement with Swartz. We expect to sell to Swartz, subject to an effective registration statement and applicable volume and other limitations, up to US$25,000,000 of our common stock. Additional amounts may be received if the warrants to purchase common stock are exercised. We intend to use the net proceeds received from Swartz in the following order of priority:

                DESCRIPTION:                                            US $:

  Expenses of Swartz Investment Agreement:
    Legal, Accounting, Issuance and Distribution                    $   100,000

  Inventory:
    Jewelry and Accessories:                                          4,000,000

  Marketing:                                                          1,500,000

  Wages, Salaries and Additional Employees:                             400,000

  Reclamation Activities:                                                50,000
                                                                      ---------

           SUB-TOTAL:                                               $ 6,050,000

  Other Working Capital:                                             18,950,000

           TOTAL:                                                   $25,000,000
           ======                                                   ===========

         There can be no assurance that we will be able to put the enter US$25 million to Swartz. In which event, our actual proceeds will decrease.

         The amount and timing of our actual expenditures for each of these purposes will vary significantly depending upon a number of factors, including Web site development efforts, competition, marketing and sales activity, and market acceptance of our Web sites. While we have prepared internal forecasts, we believe that these forecasts, as they apply to periods extending beyond the next few months, are inherently unreliable and that our actual cash requirements will differ materially from those we presently forecast. Our directors have discretion in the allocation and use of the net proceeds. Pending such uses, we intend to invest the proceeds in short term, investment-grade, and interest bearing securities.


                            MARKET FOR COMMON EQUITY

         Our common stock is traded on the over-the-counter bulletin board ("OTCBB") under the symbol "TMBT", and had also been traded on the Canadian Venture Stock Exchange f/k/a the Vancouver Stock Exchange under the symbol "TBE". We were cleared for trading on the OTCBB on June 3, 1994, and received our first quote in April 1998. We were de-listed in April 1999, and we voluntarily became a reporting company in October 1999, at which time we were again cleared for trading on the OTCBB. The following table sets forth the range of high and low closing bid quotations of our common stock for each fiscal quarter since April 1998:

                                                   Bid or Trade Prices
                                                         (U.S. $)
1999 FISCAL YEAR                               HIGH                    LOW

Quarter Ending 06/30/98..................      $0.50                  $0.375
Quarter Ending 09/39/98..................     $0.437                  $0.14
Quarter Ending 12/31/98..................      $0.20                  $0.10
Quarter Ending 03/31/99..................      $0.80                  $0.11

2000 FISCAL YEAR                               HIGH                    LOW

Quarter Ending 06/30/99..................       n/a                    n/a
Quarter Ending 09/30/99..................       n/a                    n/a
Quarter Ending 12/31/99..................      $1.50                  $0.51
Quarter Ending 03/31/00..................      $2.00                  $0.75

2001 FISCAL YEAR                               HIGH                    LOW

Quarter Ending 06/30/00..................      $2.00                  $0.50
Quarter Ending 09/30/00..................      $0.88                  $0.50
Quarter Ending 12/31/00..................      $0.75                  $0.34
Quarter Ending 03/31/01..................      $0.50                  $0.25

         As of April 10, 2001, the closing price for our common stock on the OTCBB was US$0.33.

         As of April 10, 2001, there were approximately 141 record holders of our common stock, of which 123 were registered in the names of person or companies with an address in the United States.

         The above quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions.

         During the last two fiscal years, we have not declared cash dividends on our common stock and we do not anticipate that dividends will be paid in the foreseeable future.

         The following table sets forth the range of high and low closing bid quotations of our common stock on the Canadian Venture Stock Exchange for each calendar quarter since 1995:

                                                   Bid or Trade Prices
                                                         (Cdn $)
1995 FISCAL YEAR                               HIGH                    LOW

Quarter Ending 06/30/94..................       n/a                    n/a
Quarter Ending 09/30/94..................       n/a                    n/a
Quarter Ending 12/31/94..................       n/a                    n/a
Quarter Ending 03/31/95..................      $1.75                  $1.06

1996 FISCAL YEAR                               HIGH                    LOW

Quarter Ending 06/30/95..................      $3.25                  $1.15
Quarter Ending 09/30/95..................      $5.50                  $1.10
Quarter Ending 12/31/95..................      $1.50                  $0.60
Quarter Ending 03/30/96..................      $2.30                  $1.10

1997 FISCAL YEAR                               HIGH                    LOW

Quarter Ending 06/30/96..................      $2.52                  $1.40
Quarter Ending 09/30/96..................      $2.24                  $1.10
Quarter Ending 12/31/96..................      $1.44                  $0.70
Quarter Ending 03/30/97..................      $1.45                  $0.87

1998 FISCAL YEAR                               HIGH                    LOW

Quarter Ending 06/30/97..................      $1.29                  $0.79
Quarter Ending 09/30/97..................      $1.15                  $0.66
Quarter Ending 12/31/97..................      $0.90                  $0.50
Quarter Ending 03/30/98..................      $0.89                  $0.56

1999 FISCAL YEAR                               HIGH                    LOW

Quarter Ending 06/30/98..................      $0.80                  $0.65
Quarter Ending 09/30/98..................      $0.92                  $0.20
Quarter Ending 12/31/98..................      $0.39                  $0.12
Quarter Ending 03/30/99..................      $1.05                  $0.16

2000 FISCAL YEAR                               HIGH                    LOW

Quarter Ending 06/30/99..................      $1.58                  $0.55
Quarter Ending 09/30/99..................      $3.44                  $1.39
Quarter Ending 12/31/99..................      $2.95                  $0.85
Quarter Ending 03/30/00..................      $3.05                  $1.50

2001 FISCAL YEAR                               HIGH                    LOW

Quarter Ending 06/30/00..................      $1.99                  $0.60
Quarter Ending 09/30/00..................      $1.40                  $0.60
Quarter Ending 12/31/00..................      $1.40                  $0.42

         On December 28, 2000, we voluntarily delisted our common stock from trading on the Canadian Venture Stock Exchange .


                                 DIVIDEND POLICY

         We do not anticipate paying dividends on our common stock at any time in the foreseeable future. Our board of directors plans to retain earnings for the development and expansion of our business. Our directors also plan to regularly review our dividend policy. Any future determination as to the payment of dividends will be at the discretion of our directors and will depend on a number of factors, including future earnings, capital requirements, financial condition and other factors as the board may deem relevant. We are not restricted by any contractual agreement by paying dividends. However, our payment of a dividend may limit our ability to put shares to Swartz under the Investment Agreement.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

         We were incorporated in the Province of British Columbia, Canada on May 23, 1986. In September 1999, we re-incorporated in the Yukon Territory, Canada, and we changed our name from AGC Americas Gold Corp. to Timebeat.com Enterprises Inc. We have two separate business divisions: (1) we are a mineral exploration company exploring for gold and silver worldwide; and (2) we own and operate Internet Web sites which primarily cater to people who have an interest in fine watches, jewelry, high-end gift and other luxury items.

         We are an exploration stage company in the business of acquiring, exploring, and if warranted, developing mineral properties primarily located in British Columbia, Canada. We have acquired and subsequently abandoned several mineral properties in pursuit of our business. Our current mineral properties are not in production and, consequently, we have no current operating income or cash flow from these properties. We defer all exploration costs relating to our properties and areas of geological interest until the properties are placed in production, sold or abandoned. In 1999, due to the price of minerals, we chose to examine other business possibilities.

         In March 1999, we entered the Internet and e-commerce business. We are in the development stage in our Internet e-commerce division. In November 1999, we launched our first Web site, WWW.TIMEBEAT.COM. This is an e-commerce Web site that markets and sells watches and jewelry, and we intend to offer high-end gift items and other luxury items. In December 1999, in order to increase content and awareness of WWW.TIMEBEAT.COM, we acquired our second Web site, WWW.WATCHZONE.NET. This is an informational Web site which allows consumers the ability to gather and exchange information in chat forums and from existing publications, news and press releases, manufacturer's literature, and product demonstrations and evaluations.

         In May 2000, we began developing our new Web site called WWW.TIMEBEAT4TEENS.COM. This Web site is an e-commerce site that will sell jewelry, watches, music, clothing and related items to the young adult market age group between 10 to 24 years old. We believe that by cross-promoting our Web sites, we may be able to reach both parents and their children. Although the Web site is not finished, we have two programmers and have retained the services of a Web site developer. The Web site will be database driven.

         We have been receiving merchandise for WWW.TIMEBEAT4TEENS.COM, and the merchandise has been entered into inventory. An account with United Parcel Service has been established and software has been provided as well. A merchant account has been approved so that customers may make purchases on credit cards. TIMEBEAT4TEENS.COM has also established relationships with various teen magazines that will assist us in the marketing of our Web site. The Web site should be operational by June 2001.

         In September 2000, we launched our auction component of WWW.TIMEBEAT.COM which offers an auction and authentication of time pieces, jewelry and special products. We offer a twelve month assurance guarantee for our buyers, which we believe will increase their confidence in making a purchase. We authenticate the products and issue a certificate of authenticity on each purchase. Our buyers are able to review an independent appraisal of the product being purchased on the auction site. If a buyer is not satisfied at any time within 30 days from the date of purchase, a full refund will be made.

         We have only generated minimal revenues since our inception in 1986. As of December 31, 2000, we had an accumulated deficit of $7,944,583. We have suffered significant losses from operations, require additional financing, and need to continue our exploration activities and the development of our Internet e-commerce businesses. Ultimately we need to generate sufficient revenues and successfully attain profitable operations. Our present operations do not generate sufficient revenues to cover our expenses. We cannot provide assurance that we will be able to do so.

NINE MONTHS ENDED DECEMBER 31, 2000 COMPARED TO NINE MONTHS ENDED DECEMBER 31, 1999

         TOTAL REVENUE. We incurred a net loss of $499,886 for the nine months ended December 31, 2000, as compared to a net loss of $447,877 for the nine months ended December 31, 1999. Our gross income, less cost of goods sold, was $70,404 for the nine months ended December 31, 2000, as compared to $21,647 for the nine months ended December 31, 1999. This increase was attributable to being open for business for a longer period of time in the current fiscal, additional revenue from advertising, and an improved gross profit margin. The increase in gross profit margin was due to our continued shift in emphasis from the sale of items which have lower profit margins to items which have higher profit margins. The revenues were generated from sales in our Internet operations, and are net of sales or promotional discounts. Revenue from the sale of fine gold jewelry and watches is recognized when the goods are shipped and received.

         COST OF REVENUE. The cost of goods sold consisted primarily of the cost of the products, and included such items as inbound and outbound shipping costs. Cost of goods sold is comprised exclusively from the acquisition cost of the merchandise sold, licenses and any import duties. Our inventory is valued at the lower of cost and net realizable value.

         OTHER REVENUE. We generated advertising revenue from our Internet operations of $20,594 and interest income of $26,557. For the comparable 1999 period, we generated only interest income of $8,311.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Our general and administrative expenses were $570,290 for the nine months ended December 31, 2000, as compared to $469,524 for the nine months ended December 31, 1999. We expense Web site development expenditures in the year incurred. The increased expenditures were due to maintaining our two Web sites (WWW.TIMEBEAT.COM and WWW.WATCHZONE.NET) and the design of our third Web site WWW.TIMEBEAT4TEENS.COM, as compared to only one Web site for comparable 1999 period. This expense is reflected in higher consulting fees which increased from $63,743 for the nine months ended December 31, 1999 to $120,738 for the 2000 period. The trend for higher consulting expenses is expected to continue through June 2001, which is the projected launch date for WWW.TIMEBEAT4TEENS.COM. Legal fees also increased from $21,593 for the nine months ended December 31, 1999 to $68,975 for the 2000 period. The additional legal fees were attributable to becoming a United States issuer and our investment agreement with Swartz. The trend for higher legal fees is expected through at least May 2001, as we will continue to incur fees associated with the Swartz investment agreement and our change of domicile.

YEAR ENDED MARCH 31, 2000 COMPARED TO YEAR ENDED MARCH 31, 1999

         TOTAL REVENUE. We generated revenues of $207,522 for the year ended March 31, 2000, which were our only revenues since inception in 1986. The revenues consisted of products sales and are net of sales or promotional discounts.

         COST OF REVENUE. The revenues were offset by cost of goods sold of $205,364, leaving a gross margin of $2,158. The cost of goods sold consisted primarily of the cost of the products, and included such items as inbound and outbound shipping costs. Due to our limited operating history and the seasonality of our sales, we are unable to estimate future sales or trends at this time with any reasonable degree of certainty.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Our general and administrative expenses were $709,599 for the year ended March 31, 2000, as compared to $250,963 for the same period 1999. We expense administration expenditures in the year incurred. The increase in expenses were generally attributable to the development and operation of our Web sites and include advertising ($126,505); consulting fees ($120,127); salaries and wages ($35,439); travel, marketing and investor relations ($135,178); and Web site development ($59,299).

LIQUIDITY AND CAPITAL RESOURCES

         The cash requirements of funding our operations and expansion have exceeded cash flow from operations. We have satisfied our capital needs primarily through debt and equity financing.

         During the nine months ended December 31, 2000, we used cash of $577,697 for our operating activities, as compared to $535,967 for the period in 1999. The decrease in the amount of cash used was attributable to generating gross profit from the Web site and lower Web site development costs. While we received proceeds of $1,622,545 from the issuance of our common stock during the period 1999, we received only $3,800 from financing activities during the period in 2000. Our cash used in investing activities was $171,193 for the nine months ended December 31, 2000, as compared to $177,693 for the period in 1999, which consisted primarily of expenditures on our mineral properties. The mineral property expenditures were related to reclamation of prior exploration activities.

         At December 31, 2000, we had working capital of $220,282, as compared to $879,051 at March 31, 2000. The decrease in working capital was caused by continued losses and $319,002 of reclamation expenditures. The decrease in working capital will be partially offset by the return of the majority of the restricted term deposit of $180,000. As of April 10, 2001, we had received $160,000 of the restricted term deposit, leaving a balance of $20,000.

FINANCIAL CONDITION

         Our total assets decreased slightly from $6,351,263 at March 31, 2000 to $5,905,061 at December 31, 2000. The decrease was primarily attributable to the decrease in cash which was used in operations. Correspondingly, our stockholders' equity decreased due to an increase in our accumulated deficit equal to the amount of our loss for the nine months ended December 31, 2000.

CAPITAL ASSETS

         Our capital assets are recorded at cost and are amortized over their estimated useful lives. We use a declining balance method per annum as follows: office equipment 20%, computer equipment 30%, and computer software 30%. For the nine months ended December 31, 2000, our capital assets had a total net book value of $42,275.

SEASONALITY

         The sale of fine watches, jewelry, high-end gift and other luxury items is seasonal in nature, with cash flows typically peaking in the fall and winter months and reaching their lows in the summer and spring months. We expect future sales to follow this pattern. Accordingly, comparisons of quarterly information of our results of operations may not be indicative of our overall performance.

PLAN OF OPERATION

         MINERAL EXPLORATION. Due to the current price of gold, we anticipate that only a minimal amount of work will be conducted on our properties during the next twelve months. We have no foreseeable plans for our properties other than to maintain the leases and to carry out reclamation work. We estimate the remaining cost of reclamation to be approximately $50,000. We do not anticipate that we will purchase any significant equipment for exploration activities during this time period. We anticipate retaining the services of contractors and other third parties to assist us in our exploration activities. These contractors and other third parties generally use their own equipment and labor and, therefore, we do not anticipate hiring any employees for exploration activities during the next twelve months.

         Our current and future exploration activities, if any, are subject to various federal, state and local environmental laws and regulations. These laws and regulations govern the protection of the environment, prospecting, exploration, development, production, taxes, labor standards, occupational health, mine safety, toxic substances and other matters. We expect to be able to comply with these laws and do not believe that compliance will have a material adverse effect on our competitive position. We intend to obtain all licenses and permits required by all applicable regulatory agencies in connection with our exploration and reclamation activities. We intend to maintain standards of compliance consistent with contemporary industry practice.

         INTERNET WEB SITES. During the fiscal year ended 2000, we entered into a number of agreements and alliances which had a positive impact on our Web sites' traffic. To date, however, they have not yet significantly impacted sales. We believe this may be due in part to the seasonal nature of luxury items and because WWW.WATCHZONE.NET, which generated most of the traffic, is not an e-commerce site. We saw some improvement in the third quarter of the current fiscal year compared to the second quarter. Total sales increased from $22,925 for the six months ended September 30, 2000 to $35,110 for the nine months ended December 31, 2000.

         For the next twelve months, we intend to focus our resources and efforts on increasing sales and traffic on our Internet Web sites. We will continue our efforts to provide superior service, extended product warranties, establish a high placement with the various search engines, create brand awareness with the intent to leverage that awareness by launching additional Web sites, and to expand into other areas which may offer a higher gross profit margin potential.

         In the long-term, we will focus on establishing additional strategic alliances and continuing our marketing and advertising to accelerate the adoption of our brand name and services. We do not expect to purchase any significant equipment during the next twelve months. We may hire full-time employees if we grow during the next twelve months and if we able to sell shares of our common stock to Swartz.

         CHANGE OF DOMICILE. We are in the process of seeking shareholder approval to change our domicile from the Yukon Territory to the State of Wyoming, and thereafter to the State of Nevada. We believe there are several reasons for the change of domicile. Under the investment agreement with Swartz, we may issue and sell up to an aggregate amount of US$25,000,000 of common stock from time to time during a three-year period. Although we do not know the extent to which we will utilize this method of financing, the investment agreement requires that we issue shares of common stock prior to receiving payment. This is not permitted by the corporate laws of the Yukon Territory, but it is permitted by the corporate laws of the State of Nevada. In addition, we no longer have a significant connection with Canada. Our operations take place outside of Canada and the majority of our shareholders reside in the United States. Also, we believe the change of domicile will improve our access to the capital markets within the United States and should enhance our ability to attract highly-skilled employees. At this time, we are preparing the proxy materials and scheduling a shareholders' meeting. We can offer you no assurance that our shareholders will approve the change of domicile.

         POSSIBLE ACQUISITION. We anticipate we will complete our due diligence review of Frontline Performance, Inc. by mid-August 2001. As part of our review, we will require audited financial statements and key-employee agreements, which may include the issuance of stock options and warrants. If we are satisfied with our review, we will enter into a formal share exchange agreement that will contain customary terms and provisions for similar acquisitions. We are not obligted in any way to acquire Frontline.

ADDITIONAL FUNDING

         As of December 31, 2000, we had a working capital surplus of $220,282. This amount should increase as we completed a significant amount of reclamation work on the mineral properties and expect the return of the majority of the restricted term deposit of $20,000. In addition, in April 2001, we completed a private placement of 1,400,000 shares and 1,400,000 warrants which generated gross proceeds of $630,000. Certain officers and directors participated in this private placement. Although we anticipate a minimal amount of work on our exploration properties during the next twelve months, exploration and reclamation are capital intensive. The cost to complete our objectives relating to the Web sites and our ongoing operation costs are also extensive. For these reasons, we believe we have sufficient working capital for the next nine (9) months.

         As a result, we will need external financing to implement our plan of operations. On November 16, 2000, as amended and restated on April 10, 2001, we entered into an investment agreement with Swartz Private Equity, LLC. The investment agreement entitles us to issue and sell our common stock from time to time for up to an aggregate of US$25 million. This financing allows us to issue common stock at our discretion as often as monthly as funds are needed in amounts based upon certain market conditions, and subject to an effective registration statement. The pricing of each common stock sale is based upon 93% of the current market prices at the time of each put, or current market price minus $0.075, whichever is lesser, and we may set a floor price for the shares at our discretion.

         There is no assurance that this financing arrangement will enable us to implement our long-term growth strategy. Accordingly, our sources of financing are uncertain if the desired proceeds from the Investment Agreement with Swartz are not obtained. Our failure to obtain additional financing when needed could result in delay or the indefinite postponement of one or both of our business divisions, and the possible loss of your entire investment.

                                    BUSINESS

BACKGROUND

         We were incorporated under the name Ocean Marine Technologies Inc. in the Province of British Columbia, Canada on May 23, 1986. We initially focused our business on the potential use of a research motor vehicle named Ocean Explorer I. We intended to use this vessel in developing technology which would minimize the growth and spread of the Zebra Mussels in the Great Lakes. We borrowed funds from Ecofab Plastic Covers Ltd. and Caulfied Consultants Inc., and our loans were secured by a mortgage against the Ocean Explorer I. We were unable to repay the loans and Ecofab Plastic Covers Ltd. and Caulfied Consultants Inc. obtained a judgment against us in the amount of $263,000. Ecofab Plastic Covers Ltd. and Caulfied Consultants Inc. subsequently agreed to accept the Ocean Explorer I "as is, where is", along with all of its liabilities, as full satisfaction of the judgment. Due to a number of circumstances, we decided to abandon our initial focus.

         We then entered into negotiations to possibly acquire several different companies. The first company was in the business of extracting nickel and other metallic elements from industrial plating wastes. The second company had a patented welding technology. After conducting our due diligence review of these companies, we decided not to finalize the acquisitions. We have no further obligations relating to these possible acquisitions.

MINERAL EXPLORATION ACTIVITIES

         In early 1993, we entered into the mineral exploration business to acquire, explore, and if warranted, develop mineral properties. On May 17, 1994, we changed our name to AGC Americas Gold Corp. to reflect our involvement in mineral exploration. We have acquired and subsequently abandoned several mineral properties in pursuit of our business. Our current mineral properties are not in production and, consequently, we have no current operating income or cash flow from these properties. We are in the exploration stage and have not generated any revenues from exploration activities. Our material acquisitions are as follows:

o JD GOLD-SILVER PROPERTY. Under an agreement with Energex Minerals Ltd., dated October 8, 1993, and amended October 13, 1993, we acquired 24 gold and silver claims in the Toodoggone area of the Omineca Mining Division in the Province of British Columbia, Canada, in exchange for payment of $45,000 and the issuance of 125,000 shares of common stock, with a deemed value of $0.25 per share. Energex Minerals Ltd. initially retained a 15% net profit interest in the claims. We also paid George
         F. Nicholson a finder's fee of $7,625 by issuing him 30,500 shares of common stock at a deemed value of $0.25 per share.

         We subsequently acquired the 15% net profit interest from Energex Minerals Ltd. for payment of $12,500 and the issuance of 100,000 shares of common stock. So long as the property is not in production, we are also required to pay Energex Minerals Ltd. a fixed annual royalty prior to December 31st of $3,588. As of December 31, 2000, we have paid all annual royalties to Energex Minerals Ltd.

         In 1995, 1996 and 1997, we acquired other claims surrounding the JD Gold-Silver property by staking property which was not previously owned. In British Columbia, Canada, mineral claims are acquired by staking under terms of the Mineral Tenure Act. A mineral claim or lease conveys to the holder the right to all minerals available at the time of disposition under the terms of the Mineral Tenure Act. Claims are established by positioning claim posts (or "staking") along the boundaries of the claims in the field. To date, we have paid all fees and performed all work requirements under the Mineral Tenure Act.

o KAD PROPERTY I AND II. Under an agreement dated July 7, 1994 with Floralynn Investments Ltd., we acquired two mineral claims comprising the KAD I and II property, which represents approximately 2,470.9 acres. The mineral claims may include gold, silver, copper, lead, and/or zinc. The KAD I and II property is located in the Omineca Mining Division of British Columbia, and is part of and contiguous with the JD Gold-Silver property. We acquired the KAD I and II property for payment of $10,000 and the issuance of 100,000 shares of common stock, at a deemed price of $0.50 per share.

o ARC PROPERTY. By an agreement dated April 13, 1995 with David Ford, we acquired a 100% interest in the mineral claims known as the Arc 1,2,3, and 4 Mineral Claims located in the Omineca Mining Division of British Columbia. We paid David Ford $8,000 and issued him 100,000 shares of common stock at a deemed value of $2.27 per share. We also paid John Nicholson a finder's fee of 10,000 shares of common stock at deemed value of $2.16 per share. In the year ended March 31, 1999, we chose to abandon the property and wrote off all costs associated with the property.

o MOOSE PROPERTY. Under an agreement dated January 10, 1996 with Energex Minerals Ltd., we acquired a 75% interest in a group of mineral claims called the "Moose Property" located in the Omineca Mining Division, British Columbia. In exchange for the acquisition, we issued 100,000 shares of common stock and paid the agreed upon $250,000 in exploration expenditures by January 10, 1999. Our acquisition was also subject to a 1% net smelter royalty payable to Cameron Scott, a 1% net smelter royalty payable to Petra Gem Exploration of Canada Ltd., and a 15% net profit return payable to Energex Minerals Ltd.

         On June 14, 1996, we entered into another agreement with Energex Minerals Ltd. and acquired the remaining 25% interest in the Moose Property, the 15% net profit return, and an assignment by Energex of its option to acquire a 50% interest in the AL Mineral claims located in the Omineca Mining Division. In exchange for this acquisition, Energex received 100,000 shares of our common stock.

         During fiscal year ended March 31, 1999, we abandoned the Moose Property and wrote off all associated costs.

o AL AND LAWYERS PROPERTIES. By a letter of intent dated December 6, 1996 with Cheni Resources Inc., we received the right to earn an undivided 100% interest in the AL and Lawyers properties comprising 22,645 acres in the Omineca Mining Division, and located 12 kilometers south of the JD Gold-Silver Property. The property may contain gold, silver, copper and other minerals. In exchange for this right, we are required to (1) make annual lease payments on or before December 31st of $18,000 to the Government of British Columbia, (2) issue 400,000 shares of common stock to Cheni Resources Inc., in separate amounts of 300,000 and 100,000 shares, (3) pay Cheni Resources Inc. $10,000, and (4) incur $500,000 in exploration expenditures on the property. As of December 31, 2000, we have fully performed our obligations and paid Cheni Resources Inc. $30,000 in lieu of issuing 100,000 shares of common stock.

         Accordingly, we own an undivided 100% interest in the AL and Lawyers properties subject to the following royalty interests: the AL property remains subject to a 7% initial production royalty and a 0.25% net smelter royalty interest on mined and milled in excess of 250,000 tons payable to Cameron Scott and Barry Price; both properties are subject to the aggregated 15% net profit royalty payable to Kinross Gold Corporation, Energex Minerals Ltd., and Cheni Resources Inc; and the Lawyer property remains subject to a 2% net smelter royalty payable to Cheni Resources Inc. (1.9%) and Meota Resources Corp. (0.1%). Cheni Resources Inc. is responsible for all reclamation required from activities performed up to December 6, 1999.

JOINT VENTURE WITH ANTARES MINING AND EXPLORATION CORPORATION

         In August 1997, we entered into a joint venture agreement with Antares Mining and Exploration Corporation, Toronto, Canada. Under the agreement, we granted Antares Mining and Exploration Corporation the right to earn up to a 55% interest in our JD Gold-Silver, AL, Lawyers and Moose properties by spending $5,000,000 on exploration work on the properties. An additional 5% interest could have been acquired by Antares Mining Exploration Corporation for payment of $4,500,000. From August 1997 to July 1999, Antares Mining and Exploration Corporation spent approximately $4,200,000 on the properties, earning an approximate 47% interest in each property. In July 1999, we entered into an agreement with Antares Mining and Exploration Corporation to re-acquire the interest for payment of $150,000. We made the payment and Antares Mining and Exploration Corporation no longer owns any interest in the properties. We have no further obligations relating to Antares Mining and Exploration Corporation.

COMPETITION

         The mining industry is intensely competitive and we compete with other companies that have greater resources. Many of these companies have greater financial resources, operational experience and technical capabilities than we have. We may encounter increasing competition from other companies in our effort to acquire mineral properties, seek joint venture partners, and/or hire experienced mining professionals. Such companies may be able to pay more for productive mining properties and exploratory prospects, and to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. Our ability to acquire additional properties and to discover mineral reserves in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. There is no assurance that we will be able to effectively compete against such companies.

INTERNET WEB SITES DIVISION

         The Internet has emerged as a global communications medium to deliver and share information and to conduct business electronically. International Data Corporation, a company that forecasts worldwide information technology market trends, estimates that the number of Web users worldwide will grow from approximately 144 million users in 1998 to 602 million users by the end of 2003. The dramatic growth in the number of Internet users has led to the proliferation of information and services available on the Internet, including e-commerce, e-mail, financial services, news and other content. We chose to enter this market in March 1999.

INTERNET WEB SITE TIMEBEAT.COM

         On March 5, 1999, we entered into a letter of intent with Watch Central Corporation and Timebeat.com Inc., our wholly owned non-public subsidiary which we incorporated in the Sate of Nevada on March 17, 1999. Under the letter of intent, we paid Watch Central Corporation US$50,000 in exchange for its services to design, develop, beta test and implement an e-commerce Web site that would market, sell and repair fine gold jewelry and watches. We also pay Watch Central Corporation US$3,000 a month for consulting services and US$2,000 a month for rent. Watch Central Corporation subsequently became an affiliate as Alexander Vileshin is an officer and director for both us and Watch Central Corporation. In September 1999, we re-incorporated in the Yukon Territory, Canada, and changed our name to Timebeat.com Enterprises Inc. to reflect our new e-commerce focus.

         We launched our Web site in November 1999 and offer for sale brand name high quality watches and jewelry. Since we do not maintain an inventory of watches, we rely upon our contacts in the wholesale watch industry to purchase a watch the same day it is ordered on our Web site. We cannot assure you that we will be able to purchase products on the same day, or maintain our existing contacts. We do maintain an inventory of jewelry. We use and rely upon the information provided by each manufacturer to describe the products on our Web site.

         In September 2000, we launched our auction component of WWW.TIMEBEAT.COM which offers an auction and authentication of time pieces, jewelry and special products. We offer a twelve month assurance guarantee for our buyers, which we believe will increase their confidence in making a purchase. We authenticate the products and issue a certificate of authenticity on each purchase. Our buyers are also able to review an independent appraisal of the product being purchased. If a buyer is not satisfied at any time within 30 days from the date of purchase, a full refund will be made.

INTERNET WEB SITE WATCHZONE.NET

         In December 1999, in order to increase content and awareness of WWW.TIMEBEAT.COM, we acquired our second Web site, WWW.WATCHZONE.NET. Under an agreement dated December 14, 1999, we acquired the Web site and all related assets from Watchzone.net Inc., a Colorado corporation. In exchange for the acquisition, we gave certain watches and jewelry to each member of the management of Watchzone.net Inc with an aggregate value of US$10,988. Each member of the management also signed a two year agreement to provide consulting services to us in exchange for options, a percentage of all advertising generated by the Watchzone.net banner advertising program, and the right to purchase any new watch each year for actual dealer cost. Also, if Timebeat.com Inc., our wholly- owned subsidiary, ceases to do business at any time before December 14, 2001, then we agreed to transfer the Web site and related assets back to the management of Watchzone.net Inc.

         In November 2000, we entered into another agreement with the management of Watchzone.net Inc., which modified and replaced the original agreement. Under this agreement, we will receive all of the advertising revenue and will own the Web site even if Timebeat.com Inc. ceases to do business. In exchange, we granted an additional 75,000 options at a price of $0.56 per share, and repriced the previous options at $0.56 per share. We also made total cash payments of US$8,436 in exchange for the domain name Watchzone.tv, non-compete provisions, and for advertising on our other Web sites.

         WWW.WATCHZONE.NET is an informational Web site which allows consumers the ability to gather and exchange information in chat forums and from existing publications, news and press releases, manufacturers' literature, and product demonstrations and evaluations. Although we do receive some revenue from advertising sales, the primary purpose of WWW.WATCHZONE.NET is to increase awareness of WWW.TIMEBEAT.COM.

         In December 2000, we signed a licensing agreement with eBay, Inc. (NASDAQ: EBAY), the world's leading online trading community. Under this agreement, eBay users will be able to access content from WWW.WATCHZONE.NET. We are hopeful this will result in an increased number of visitors to our Web site.

INTERNET WEB SITE TIMEBEAT4TEENS.COM

         In May 2000, we began developing our new Web site called WWW.TIMEBEAT4TEENS.COM. This Web site is an e- commerce site that will sell jewelry, watches, music, clothing and related items to the young adult market age group between 10 to 24 years old. We believe that by cross-promoting our Web sites, we may be able to reach both parents and their children. Although the Web site is not finished, we have two programmers and have retained the services of a Web site developer. The Web site will be database driven and all items, customer transactions and the functionality will be based upon the Coldfusion platform.

         We have been receiving merchandise for WWW.TIMEBEAT4TEENS.COM, and the merchandise has been entered into inventory. An account with UPS has been established and software has been provided as well. A merchant account has been approved so that customers may make purchases on credit cards. TIMEBEAT4TEENS.COM has also established relationships with various teen magazines that will assist us in the marketing of our Web site. The Web site should be operational by June 2001.

         On February 25, 2001, we entered into a Consulting Agreement with Palm Beach Consulting Corp. Palm Beach Consulting Corp. is owned and operated by Jack Stein, the husband of our director, Michele Albo. Under the agreement, we pay Palm Beach Consulting $650 per month as rent for a showroom and storage space for our inventory to be sold on WWW.TIMEBEAT4TEENS.COM. The space is approximately 300 square feet. Palm Beach Consulting has also agreed to provide consulting services on an as needed basis for compensation to be determined. The term of the agreement is one year.

CUSTOMERS

         We market our Web sites to a broad range of customers that vary in age and geographic location. To date, we have had limited sales to a limited number of customers. Our e-commerce Web site, WWW.TIMEBEAT.COM, targets the affluent consumer and avid watch collector. Our informational Web site, WWW.WATCHZONE.NET, is also for the avid watch collector and enthusiast. Our new Web site, WWW.TIMEBEAT4TEENS.COM, will target the young adult market age group between 10 to 24 years old. By cross-promoting our Web sites, we hope to increase our customer base.

KEY ALLIANCES AND RELATIONSHIPS

         We intend to establish additional relationships with a number of companies to accelerate the adoption of our brand name and our services. We believe that establishing strategic relationships will facilitate our brand awareness and provide early access to emerging technologies and new customers. Some of our existing relationships include the following:

         o DEALTIME.COM, which is an independent comparison shopping service that lists products and prices from our competitors; and

         o WEDDINGNETWORK.COM, which is a comprehensive wedding resource Web site designed to assist couples in planning weddings.

SALES AND MARKETING

         We believe that traditional retailers for luxury and premium products in the United States today can be grouped as follows:

         o High-end department stores and jewelry stores that often strive to provide a high level of customer service and a knowledgeable sales staff, but typically offer a limited selection of mid-range to high-end products;

         o National department stores that tend to carry broad selections of low-end to mid-range products from brands that are complementary to the stores' other offerings, but typically offer limited product-specific customer service;

         o Specialty and single brand stores, which are retail locations that carry a broad selection of specific product categories, but are limited to the geographic region in which the few physical stores are located; and

         o Boutiques, which are small stores, often located in malls, that generally carry a selection of the latest trends in lower-priced fashion products and accessories.

         We believe that traditional store-based retailers face a number of the following challenges in providing a satisfactory shopping experience for buyers of luxury and premium products:

         o Limited Selection. Selection is limited because physical retail space limits the number of styles and the amount of product inventory that may be carried by any one store. In addition, the significant carrying costs of physical inventory in multiple locations require traditional store- based retailers to focus their product selection on the most popular products which produce the highest inventory turnover, further limiting consumer selection.

         o High Operating Cost. Traditional store-based retailers have a high operating cost. Most of the leading luxury and premium product retailers are located either in the most exclusive and expensive shopping locales or in high-cost retail outlets or malls, both of which must be in close proximity to the target consumers. The location of these retailers is directly attributed to serving customers who are willing to physically visit their stores. Traditional retailers sell luxury products often at a significantly higher price than wholesale to cover their high operating cost. As a result, consumers ultimately pay for the higher costs of the retail store.

         o Time Constraints. The needs and time commitments of consumers are changing. Increasingly, luxury goods are appealing to a broader, more time-constrained consumer base that is not willing or able to spend the time necessary to shop in traditional store-based retail locations.

         o Limited Knowledge. In many cases, consumers are served by employees with limited knowledge regarding the features of the products they sell, whether due to high employee turnover, limited training or other factors.

         Put simply, traditional store-based retailers can only serve those consumers who have convenient access to their stores. The store-based retailers must open new stores to serve additional geographic areas, resulting in significant investments in inventory, physical space, leasehold improvements and the hiring and training of store personnel. We believe these challenges limit the traditional store-based retailers from offering an extensive selection of luxury and premium products, a broad geographic coverage and convenient access, and a staff which is sufficiently knowledgeable. We believe consumers often do not find shopping for luxury and premium products to be a convenient or enjoyable experience.

         Our online store is designed to provide consumers with a convenient and enjoyable shopping experience in a Web-based retail environment. The key components are:

         o Broad Product Selection. We offer a broad selection of luxury and premium products which would be economically and physically difficult to offer in a traditional store. This allows us to efficiently adjust our product mix and merchandising strategy. We offer a selection from several leading brands, in addition to brands which are difficult to find in traditional retail outlets. We believe that our wide selection and competitive prices increase the likelihood of a purchase.

         o Product Information. Our Web sites display detailed product descriptions and product photos. Our goal is to provide the consumer with product information to assist the consumer in making an educated and satisfactory purchase.

         o Customer Service. We are committed to providing customers with a high level of personalized service. Our customer service representatives are available over the telephone and through e-mail, and are trained to answer a broad array of questions regarding product styles, features, technical specifications, as well as product recommendations. Before shipping a product, we inspect each product, and in the case of watches, set the time and date for the customer. In addition, we offer complimentary gift-wrapping and same-day shipping on orders placed before 4:00 p.m. Eastern Standard Time and free standard overnight shipping in the United States. We offer a 60-day return policy on new watches, and a 30-day return policy on all other products to ensure customer satisfaction. We also offer our watch customers a certification of authenticity, repair and battery replacement services and a Timebeat.com warranty for the length of the manufacturer's warranty plus an additional two years.

         o Geographic Location. By selling online, we are able to sell reach consumers throughout the U.S. and worldwide. Consumers are able to go to one location and find an extensive selection of products and information as compared to visiting several stores with limited product offerings.

         We believe that the importance of brand recognition will increase as more companies engage in commerce over the Internet. The development and awareness of the Timebeat.com brand will depend largely on our ability to allocate our resources to successfully develop and implement effective advertising and marketing efforts. We will not be successful in promoting and maintaining our brand name if customers do not perceive us as an effective channel for purchases.

         We are focusing on the sale of watches and high-end jewelry over the Internet. In order for our business plan to be successful, we will need to significantly increase the number of persons purchasing products from our Web site. Since sales over the Internet are completed without the ability to view and verify the authenticity of the product prior to purchase, potential customers may not be willing to purchase the products we offer over the Internet. If we are unable to attract a sufficient number of customers to our Web site and complete sales with those customers, we may not generate sufficient revenues to become profitable and we may have to cease operations. In which event, you would lose your investment.

RESEARCH AND DEVELOPMENT

            We do not spend a significant amount of time or money on research and development. Instead, we rely heavily on third parties for essential business operations, including: Internet access; development of software for new Web site features; content; and telecommunications. Our Web sites are hosted through the following companies:

          o WWW.TIMEBEAT.COM is hosted by Beyond Solutions Inc. in St. Joseph, Missouri;

          o WWW.WATCHZONE.NET is hosted by HyperMart Network in Seattle, Washington; and

          o WWW.TIMEBEAT4TEENS.COM is hosted by Global Internet Partners Inc. in Colton, California.

         We have limited control over these third parties, and we are not their only client. We may not be able to maintain satisfactory relationships with any of them on acceptable commercial terms. We cannot be certain that the quality of products and services that they provide may remain at the levels needed to enable us to conduct our business effectively.

COMPETITION

         The e-commerce and Web site industries on the Internet are intensely competitive, highly fragmented and rapidly changing. There are many individuals and companies which are engaged in these businesses, some of which are very large, companies with substantial capabilities and long-term earning records. Some of our competitors include Ashford.com for watches and jewelry, eBay.com for auctions, and Alloy.com for the young adult market. We expect future competition to intensify given the relative ease with which new Web sites can be developed.

         We also compete with traditional outlets and high-end department stores such as Saks Fifth Avenue and Neiman Marcus, jewelers such as Zales and national department stores such as Macy's. We also compete with manufacturers of our products that decide to sell directly to the customers, either through physical retail outlets or through an online store. Traditional store-based retailers also enable customers to see and feel products in a manner that is not possible over the Internet.

         We believe the following are the principal competitive factors in our markets:

         o     brand recognition;

         o     selection;

         o     convenience of location;

         o     order delivery performance;

         o     customer service; and

         o     price.

         Many of our current and potential traditional store-based and online competitors have longer operating histories and larger customer or user bases. This, in turn, means that they have greater brand recognition and significantly greater resources than we do. Many of these current and potential competitors can devote substantially more resources to Web site and systems development than we can. In addition, larger, well-established companies may acquire, invest in or form joint ventures with our online competitors. Our competitors may be able to secure products from vendors on more favorable terms, fulfill customer orders more efficiently and adopt more aggressive pricing or inventory policies than we can. There can be no assurance that we will be successful in our operations.

GOVERNMENT REGULATION

         There are currently few laws or regulations that apply directly to the Internet. Due to the increasing popularity of the Internet, it is possible that a number of local, state, national or international laws and regulations may be adopted with respect to issues such as the pricing of services and products, advertising, user privacy, intellectual property, information security, or anti-competitive practices over the Internet. In addition, tax authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in Internet commerce. New state tax regulations may subject us to additional state sales, use, and income taxes. Because our business is dependent on the Internet, the adoption of any such laws or regulations may decrease the growth of Internet usage or the acceptance of Internet commerce that could, in turn, decrease the demand for our services and increase costs or otherwise have a material adverse effect on our business, results of operations, and financial condition. To date, we have not spent significant resources on lobbying or related government affairs issues, but we may need to do so in the future.

POSSIBLE ACQUISITION

         On April 12, 2001, we entered into a letter of intent with Frontline Performance, Inc., a California corporation ("Frontline") that designs apparel for professional dancers and cheerleaders, and for those with an active lifestyle. Under the letter of intent, we have the right to acquire Frontline by exchanging 312,500 shares of our common stock for all of the issued and outstanding shares of Frontline. If we acquire Frontline, we will also have to pay US$200,000 which would be used to reduce Frontline's debt.

         Our possible acquisition of Frontline is contingent upon our satisfactory due diligence review. As part of our review, we will require audited financial statements and key-employee agreements, which may include the issuance of stock options and warrants. We anticipate we will complete our due diligence by mid-August 2001. If we are satisfied with our review, we will enter into a formal share exchange agreement that will contain customary terms and provisions for similar acquisitions. We are not obligated in any way to acquire Frontline.

EMPLOYEES

         As of April 10, 2001, we had 23 permanent part-time employees and a number of part-time seasonal contractors and consultants. None of our employees are covered by a collective bargaining agreement. We believe our relations with our employees are good.


PRINCIPAL OFFICES

         Our corporate headquarters are located in Vancouver, Canada, where we occupy approximately 800 square feet under a lease that expires in August 2001. We pay rent to an affiliate of $850 a month, and we believe our relationship with our affiliated-landlord is good.

         We are renting office and storage space from our affiliate, Watch Central Corporation. Under the Letter of Intent dated March 5, 1999, we pay Watch Central Corporation US$2,000 per month for space located in New York, New York. This office is occupied primarily by our President, Alex Vileshin, and we also maintain our inventory of jewelry at this location as well.

         We are also renting space in Palm Beach Gardens, Florida. On February 25, 2001, we entered into a Consulting Agreement with Palm Beach Consulting Corp. Palm Beach Consulting Corp. is owned and operated by Jack Stein, the husband of our director, Michele Albo. Under the agreement, we pay Palm Beach Consulting $650 per month as rent for a showroom and storage space for our inventory to be sold on WWW.TIMEBEAT4TEENS.COM. The space is approximately 300 square feet. Palm Beach Consulting has also agreed to provide consulting services on an as needed basis for compensation to be determined. The term of the agreement is one year.

LEGAL PROCEEDINGS

         Except for the following, there are no legal proceedings pending and, to the best of our knowledge, there are no legal proceedings contemplated or threatened: a claim has been made against us by our previous landlord for rent in the amount of $21,008. We are disputing the claim, and the amount of loss cannot be reasonably estimated. We have not accrued an amount in our financial statements, and any loss will be accounted for in the period in which the loss can be reasonably estimated. There are no pending legal proceedings relating to this claim.


                                    PROPERTY

         Our material property is the JD Gold-Silver Property. The JD Gold-Silver Property consists of 33 mineral claims on approximately 25,203 acres. The JD Gold-Silver Property is located in the Toodoggone area of the Omineca Mining District in north-central British Columbia, Canada, and is approximately 180 miles north of the town of Smithers. The property lies within the Omineca Mountains in N.T.S. 94E/06 and is centered on 57 26' N 127 09' W.

         The JD Gold-Silver property is located in the central part of a northwest-trending, 50 mile by 20 mile belt of early Jurassic volcanic rocks known as the Toodoggone Formation (Carter, 1972) . The Toodoggone Formation is a sub-aerial pyroclastic assemblage of andesitic to dacite composition which hosts a number of gold-silver deposits. These deposits occur as fissure veins, quartz stockwork, breccia zones, and zones of silicification. Principal ore minerals include argentite, electrum, native gold, and silver and lesser chalcopyrite, galena, and sphalerite.

         At present, the JD Gold-Silver Property is accessible only by helicopter off the northern end of the Omineca Mining District access road near the Lawyers Mine site. A cat track off a spur road north from the mine access road was used to move heavy equipment into the site. The property area during the summer of 1996 was serviced twice daily by fixed wing aircrafts based out of Prince George using the nearby 5,300 feet Sturdee gravel strip which is capable of handling aircraft up to the size of a Hercules. Fuel and heavy equipment are trucked in from Fort St. James to the end of the road, and weekly supplies were flown in from Smithers. Rock samples and personnel were also moved by scheduled flights to and from Prince George.

         The main area of drilling is called the Finn zone, and is located in a previously disturbed area at an elevation of 5,200 to 5,900 feet. The area consists of rounded hills with steep talus and overburden covered slopes. Some permanent ice is present on the property. The Finn zone is linked to the campsite by cat track. The use of helicopters and all-terrain-vehicles limit terrain disturbance in areas outside of the previous disturbances. A D-6 caterpillar tractor is used for transportation and to move our drills. Operations are based out of a 16 person camp which is located in an alpine meadow just at tree line and is equipped with a satellite telephone and fax modem.

GEOLOGY

         The JD Gold-Silver property is located within the Omineca Mountain Range, and is comprised of a series of northwest southeast trending lower to middle Jurassic rocks; the older Black Lake Batholith to the east, and the overlying Toodoggone Formation (in particular the Metsantan Member) to the west. Three members of the Toodoggone Formation have been noted in the property area.

         The Lower Jurassic McClair Creek Member consists of intermediate flows with related flow breccias and lesser lapilli and ash tuffs. Mappable units also include andesitic feldspar-hornblende porphyry, flow breccia, and minor beds of lapilli, ash, and crystal tuff. These rocks are overlain stratigraphically by more massive intermediate flows of the Tuff Peak Member. The younger Tuff Peak rocks are compositional and texturally similar to the McClair Member.

         The Tuff Peak Member consists of largely feldspar-hornblende porphyry with minor biotite. The flow breccias show similar composition to the porphytic flows. Lapilli, ash and, crystal tuff beds occur less frequently here than in the McClair.

         The property is dominantly underlain by rocks from the Metsantan Member, which consists mainly of massive porphyritic andesitic flows and tuff breccias, with minor interbeds of ash to lapilli tuffs, and locally important meter thick beds of reworked volcaniclastics and pyroclastics. Previous work had categorized these lithological units as belonging to the McClair Creek and Tuff Peak members. The consistency and homogeneity of the units indicate a probable continuous suite of rocks more resembling those of the Metsantan, but may still maintain a coeval relationship with the McClair Creek Member, with possible interfingering.

         Along the eastern edge of the property along a north northwest to south southeast trending fault contact is the Black Lake Stock, a medium to coarse grained granodiorite to quartz monzonite. The Black Lake Stock is part of the Black Lake Batholith.

         Three major fault sets have been recognized; these trend northwest southeast, east-west, and north-south. All have near vertical dips, but locally shallow to 40 to 50 meters to the north and/or northeast. Faults appear to be mostly normal or extensional with a local minor strike slip component. Locally major slump faulting with some 40 meters of vertical displacement can affect blocks several hundred meters in length and width.

         The Low Angle Thrust Fault (LAW) is a highly porous volcaniclastic/pyroclastic horizon. This bed varies in thickness from less than one to five meters, has been traced along strike for several kilometers, and dips at 10 to 20 meters to the north. The LAW appears to pinch out to the east beneath the ridge that separates the Gumbo and Finn zones. A second horizon some 20 meters lower extends for another three hundred odd meters to the east and hosts the central zone of the Finn zone mineralization. It too appears to pinch out or is faulted off, but a third horizon, another 20 to 30 meters lower, extends further to the east, ending abruptly along a faulted contact with the Black Lake stock. It is still uncertain whether these horizons are one in the same having been truncated by normal faulting, or are distinct lithological horizons. The latter seems the most probable case due to the distinct changes in over and underlying lithologies when moving from west to east.

         Alteration associated with the mineralization around the Finn and Gumbo zones has resulted in the feldspars in the andesite porphyry flows above the Finn Zone (Hanging Wall) being altered to a pink color and below (Footwall) to a white color. This provided an easy logging tool but is realized to be an alteration feature and not a lithological guide.

         Most mineralization encountered to date on the property appears associated with this porous volcaniclastic horizon and the east-west sub-vertical fault corridor that is some 500 meters wide and extends at least 700 meters along strike. This epithermal type mineralization and related alteration varies from west to east; with a dominantly yellow white chloritic/kaolinitic clay alteration with minor, less than 10%, associated sulfides (Gumbo) giving way to a dominantly silicified zone with increased sulfide content, greater than 10% (Finn), to a mostly grey green chloritic clay zone with minor sulfides (Footwall to the Finn). Dominant sulfides include pyrite, with lessor amounts of chalcopyrite, galena, and sphalerite. In the central part of the Finn Zone sulfides approach near massive levels.

         A deeper second brittle type fracture breccia zone cemented mostly with carbonate and weaker sulfide mineralization, has been recognized and appears to envelope the main silicified zone of the Finn and to extend eastward. Fractures appear to be extensional, dominantly sub-vertical, but with a conjugate sub-horizontal set.

         During the 1996 drill season, a second style of mineralization was encountered at depth, and approaching the Black Lake stock along the eastern edge of the property. A possible deep seated porphyry system exists with a strong and pervasive epidote/sericite alteration halo. Sulfide mineralization is dominated by galena and sphalerite, with lessor chalcopyrite. Pyrite is rare. The halo appears fairly extensive and has been traced for over 100 meters in depth and along several hundred meters between drill fences. The intensity of alteration increases towards the east approaching the stock.

         A generalized lithological cross section across the property from west to east would include the following:

         Unit 1. Porphyritic Andesitic flows (unit 1) composed of 1-20 % plagioclase (as 1 to 3 milligram grains), 1-10% hornblende, 1 % apatite, some magnetite. This unit is generally massive and more fine grained, with a matrix altered a chloritic light grey to grey green/blue green. Feldspars are dominantly altered white to beige white with varying amounts of kaolinite, sericite and carbonate. Occasional meter thick interbeds of flow breccia (unit la ) with sub-rounded bombs and angular fragments less than 20 centimeters of unit 1, can occur throughout. Underlying it all are a series of lapilli, ash and crystal tuffs/flows (unit 1b) that can be altered a dark chloritic blue green, but are dominantly stained a reddish maroon with disseminated hematite. To the west this unit hosts the deeper carbonate cemented breccia zones. To the east, it becomes increasing bleached and epidotized.

         Unit 2. Porphyritic Andesitic flows (unit 2) composed of 10-20 % plagioclase (as 2 to 5 milligram grains), 1-5% hornblende, and plus or minus biotite. Matrix is very fine grained and altered a chloritic green grey.

         Feldspars are dominantly stained an orange to salmon pink by disseminated hematite. This interval is usually but not always overlain by a flow Breccia (unit 2a) of similar composition, with sub-rounded to sub-angular bombs and fragments less than 50 centimeters of unit 2. Underlying both are lapilli, ash and crystal tuff/flows (unit 2b) usually characterized by maroon hematite stained matrix.

         Unit 6. Pyroclastic/Volcaniclastic flows and agglomerates (unit 6) consisting of sub-rounded to sub- angular fragments mostly less than 1 to 5 centimeters are scattered throughout. They form beds less than 10 centimeters to several meters thick. With strong alteration and associated mineralization, these porous beds, cross cut by sub-vertical fractures, appear to have acted as conduits for mineralizing fluids driven by a deep porphyry system.

HISTORY OF TOODOGGONE AREA

         The JD Gold-Silver property is located in the Toodoggone area. The Toodoggone area over the last two decades has been an actively explored area of British Columbia for gold and silver deposits. Deposits in the area have ranged from gold-rich Porphyry-style deposits, to deep-seated precious and base metal bearing stockwork and veins, to near-surface replacement type gold mineralization. Several styles of mineralization have been identified in the Toodoggone River Area of which the most important are epithermal precious and base metal deposits related to volcanic processes associated with the eruption of Toodoggone formation volcanic rocks. Known deposits occur as fissure veins, quartz stockwork, breccia zones, and areas of silicification in which principal ore minerals include argentite, electrum, native gold, silver, and lesser chalcopyrite, galena, and sphalerite. Alteration suites are typical of epithermal environments with an inner zone of intense silicification, clay minerals and locally alunite, grading outward to sericite and clay minerals, chlorite, epidote, and pyrite. Work Assessment filings for the Toodoggone area are held by the Ministry of Mines of British Columbia and are public information.


PREVIOUS EXPLORATION ON JD GOLD-SILVER PROPERTY

         The area which now consists of the JD Gold-Silver property was initially staked by Sumac Mines Ltd. in 1971 following a reconnaissance geochemical survey. This early work consisted of soil and rock geochemistry, geophysical surveys (induced polarization, self potential and magnetometer), geological mapping, hand trenching, and one 400 feet diamond drill hole. This work was focused on several gossans to ascertain porphyry style mineralization.

         The property was then explored by Energex Minerals Ltd. and Kidd Creek Mines Ltd. under an option between 1974 to 1988. The property was one of three claim groups held by Energex Minerals Ltd. and received modest exploration efforts, which included prospecting, geological mapping, soil and rock sampling, trenching, and 16 diamond drill holes totaling 6,000 feet.

         The property was allowed to lapse and was re-staked in 1978 by T.C. Scott and Petra-Gem Exploration. Energex Minerals Ltd. carried out a program of prospecting, trenching, and sampling. Within a year Energex Minerals Ltd. had farmed the property out to Texasgulf Canada Ltd. Texasgulf Canada Ltd. thereafter became Kidd Creek Mines Ltd. Kidd Creek Mines Ltd. explored the property between 1979 to 1984, carrying out geological mapping, geochemical and geophysical surveys (induced polarization and magnetometer), trenching, and 15 diamond drill holes totaling 6,233 feet. This work outlined a number of zones but failed to indicate the desired high grade tonnage objective of a million tons. Drilling at the Gumbo zone intersected mineralization which appeared limited in tonnage by topography being at the crest of a ridge. Energex Minerals Ltd. resumed work on the property in 1988 carrying out backhoe trenching, geological mapping, and soil and rock geochemistry.

OUR EXPLORATION ACTIVITY

         We acquired the property in 1993. In 1994, we performed detailed geological mapping, soil and rock sampling, induced polarization surveys, and drilled 32 diamond drill holes totaling 6,800 feet. Our program resulted in the discovery of the Finn zone. Seventeen holes partially outlined a tabular, shallow-dipping body with an average width of 45 feet. Markedly higher grades were present in both the hangingwall and footwall of the zone. In 1995, we completed a program of geological mapping, which included polarization surveys and 104 diamond drill holes totaling 28,592 feet. The program was principally focused on defining the Finn zone with additional exploration work on the EOS, Wolf, and Creek zones.

         In 1996 we completed a delineation drilling program on the Finn zone consisting of 58 diamond drill holes totaling 19,998 feet. Additional induced polarization and magnetometer surveys were also completed over the Finn zone. The 1996 program focused on the definition of the Finn zone and adjacent areas. We believe that the Gumbo zone appears to be the western extension of the Finn. In 1996, a total of 218 holes were competed on the Finn zone area totaling 65,773 feet. The zone has been tested over a strike length of 1,600 feet to a vertical depth 500 feet. The Finn zone appears to be a tabular body with a average true thickness of 45 feet. Much of the drilling has been done on 50 feet centers to prove up the grade which is sometimes erratic in the Toodoggone area deposits. Other drilling has been done at much wider spacing. A zone 200 feet below the Finn has also been located but only thirteen holes have been completed. A third zone may also be present at depth. The Finn zone is characterized by a central silicified high sulfide content zone which averages
0.132 ounces of gold per ton over a strike length of 700 feet. Lower grade mineralization occurs as an envelope around the zone and in sub-vertical fracture systems which cut the zone. Overall grade of this disseminated Porphyry style mineralization appears in the order of 0.050 ounces of gold per ton.

         The Central Finn zone has a shallow dip to the north as shown on Drawing A97-065-06. This sample section (11+35W) shows the zone has a high grade core surrounded by an envelope of low grade gold mineralization. Over printing both are disseminated to near massive sulfides over wide intervals. Hole JD96-144 returned 0.257 ounces of gold per ton, 2.61 ounces of silver per ton, 0.25% copper, 1.70% lead, and 4.47% zinc over 5.0 m. A number of other holes with similar high base metal values occur within the Central Finn zone. The silicified envelope appears much wider where sub-vertical fracturing is present. None of the holes on this section was deep enough to intersect the zones below the Finn.

         Mineralization in the footwall is characterized by local extreme auto brecciation cemented by epidote and carbonate with local major concentrations of galena, sphalerite, and chalcopyrite. Fine grained pyrite is disseminated throughout the zones. The lower zones were intersected in holes 67, 103, 104, 107, 108, and 167, 168, 169, 170, 171, 172, and 173. Grades range from 0.245 ounces of gold per ton to very low grade. Mineralization is more in character with a porphyry style mineralization.

         The Finn zone occurs within a horizontal to shallow dipping altered and brecciated high porosity zone which now appears to be an unconformity with a regolith type deposit paleosoil. This zone was previously believed to be a LAW. New exposures and examination of drill core indicate the only structures present are high angle and the LAW does not exist and is not a structural feature but is a high porosity lithological feature that has been highly altered. The Finn zone is now placed within the Metsantan Member of the Lower Volcanic Cycle of the Toodoggone Formation. On the property the Metsantan member consists of massive andesite flows with minor amounts of flow breccia and tuffaceous units.

         The exposure on surface of epithermal gold deposits appears structurally controlled and related to a large porphyry system. Prior exploration activities by third parties initially focused on the shallow epitherrmal style mineralization discovered in 1994. Current drilling has defined a much larger envelope of disseminated mineralization over significant widths. Mineralization appears on a regional scale to be related to the Black Lake Batholith which likely intrudes the property at depth and stretches to the west-northwest 15 kilometers.

         Our assays in 1994 were fire assayed atomic analysis, and where warranted by mineralization, were subject to gravometric assays. Our assays in 1995, 1996, and 1997 were fire assayed atomic analysis except, where warranted by mineralization, were further assayed using metallic screen analysis. Initial fire assays and metallic screen assays were undertaken by Ecotech Laboratories of Kamloops of British Columbia, and metallic screen assays and check or duplicate fire assays were undertaken by Loring Laboratories of Calgary, Alberta.

CONCLUSION

         Given the current price of gold, we have no foreseeable plans for additional exploration activities on our properties. We also believe it is highly unlikely for us to find a partner for further exploration activities. We will continue our reclamation activities and monitor the price of gold and market conditions to determine if it is in our best interests to maintain or abandon our properties.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         Our officers and directors are:

          NAME                                     AGE                  TITLE(S)
          ----                                     ---                  --------

          Alexander Vileshin                       37                   Chief Executive Officer, President and
                                                                        Director since August 1999

          Thomas L. Crom III                       45                   Director since September 1996
                                                                        Secretary since August 1999

          Michele Albo                             40                   Director since August 1999

         Our directors are elected by our shareholders and our officers are appointed annually by our board of directors. Vacancies in our board are filled by the board itself. Set forth below are brief descriptions of the recent employment and business experience of our officers and directors.

         ALEXANDER VILESHIN, CHIEF EXECUTIVE OFFICER, PRESIDENT AND DIRECTOR. Mr. Vileshin has over 18 years experience in the watch industry. From February 1981 through July 1995, Mr. Vileshin was employed by Tourneau, Inc., located in New York, New York, which is an international watch and jewelry retailer. Mr. Vileshin started with Tourneau, Inc. as a watch technician and left in 1995 as vice-president in charge of Estate Sales. He was responsible for all estate and used watch purchases and managed over 70 individuals in three departments which had annual sales in excess of US $15 million. From 1995 until present, Mr. Vileshin has served as Vice- President, Marketing & Creative Development for Joseph Edwards Inc., a New York City based retailer of Swiss watches and other luxury items. At Joseph Edwards Inc., Mr. Vileshin is responsible for marketing, sales, purchasing, inventory control and management information systems. He was also responsible for the design, supervision and building of its flagship store in New York City. Mr. Vileshin attended Queens College, a school of computer science in New York City for two years and did not receive a degree. He also attended technical and trade education in courses offered by Rolex USA, Ebel, Bulova School, NAWC and Baume & Mercier.

         THOMAS L. CROM III, SECRETARY AND DIRECTOR. Thomas Crom is currently a director of three U.S. companies: Dragon Diamond Corp., a publicly traded company engaged in mineral exploration with offices in Payson, Arizona, Anthem Inc., a non-active corporation with offices in Payson, Arizona, and Popmachine.com Corp., a Web site that focuses on the music industry with offices in Payson, Arizona. Mr. Crom has also been the chief financial officer of Dragon Diamond Corp. since 1988. Mr. Crom earned a bachelor of science degree in Commerce with a major in business from Santa Clara University in 1977, and a masters of science degree from Golden Gate University in 1983. Since 1993, Mr. Crom has been a self-employed consultant and provides services to the mining industry as well as to other public companies. From 1989 to 1993, he served in various senior management positions with other public companies.

         MICHELE ALBO, DIRECTOR. Ms. Albo earned a bachelor of arts degree from the State University at Buffalo in 1982. Ms. Albo has over 15 years experience in the watch and jewelry industry. From 1989 through 1997, Ms.

Albo was a manager at Tourneau, Inc. in the watch accessories division which had annual revenues in excess of US $5,000,000 per year. She was responsible for inventory, distribution and importing, and hiring, training and supervising a staff of 40 individuals. From 1997 to present, Ms. Albo has been a self employed consultant to the watch and jewelry industry.

KEY EMPLOYEES

         TERRY ALLISON, VICE-PRESIDENT. Under an employment agreement dated November 1, 2000, we employed Mr. Allison for a term of two years, and have an option to extend the term for another two years. Mr. Allison is responsible for the Internet watch division. Under the agreement, we paid Mr. Allison US$1,500 for his previous Web site repair services, and also agreed to pay Mr. Allison a salary of $3,500 per month. In addition, we agreed to pay Mr. Allison an amount equal to 10% of the pre-tax profit for sales via the Watchzone.net Web site for each fiscal year during the term of the agreement. If we open a retail location in Colorado, Mr. Allison will also receive an amount equal to 10% of the pre-tax profit from those sales as well.

         From March 1995 to September 2000, Mr. Allison was the president of Deck Stars, Inc., a company that designs and builds decks in Littleton, Colorado. From June 1990 to March 1995, he was a sales manager at Bally Total Fitness, a health club located in Arvada, Colorado. Although Mr. Allison did not earn a degree, he attended classes at Pueblo Community College, Pueblo, Colorado in 1990, classes at Red Rocks Community College, Lakewood, Colorado in 1992, and classes at Arapahoe Community College, Littleton, Colorado in 1993.

CONFLICTS OF INTEREST

            Members of our management are associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as officers and directors of our company. Insofar as the officers and directors are engaged in other business activities, we anticipate they will devote only a minor amount of time to our affairs.

         Our officers and directors are now and may in the future become shareholders, officers or directors of other companies which may be formed for the purpose of engaging in business activities similar to us. Accordingly, additional direct conflicts of interest may arise in the future with respect to such individuals acting on behalf of us or other entities. Moreover, additional conflicts of interest may arise with respect to opportunities which come to the attention of such individuals in the performance of their duties or otherwise. Currently, we do not have a right of first refusal pertaining to opportunities that come to their attention and may relate to our business operations.

         Our officers and directors are, so long as they are our officers or directors, subject to the restriction that all opportunities contemplated by our plan of operation which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to us and the companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we or the companies in which the officers and directors are affiliated with both desire to take advantage of an opportunity, then said officers and directors would abstain from negotiating and voting upon the opportunity. However, all directors may still individually take advantage of opportunities if we should decline to do so. Except as set forth above, we have not adopted any other conflict of interest policy with respect to such transactions.

         We do not have any standing audit, nominating, or compensation committees of our board of directors.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

         The following table sets forth information the remuneration for our officers and directors during the last three fiscal years:


                                                                                                  NUMBER OF SECURITIES
                                                                                                       UNDERLYING
  NAME OF INDIVIDUAL               Capacities in Which                       AGGREGATE             WARRANTS & OPTIONS
 OR IDENTITY OF GROUP            REMUNERATION WAS RECEIVED                 REMUNERATION                 GRANTED
 --------------------            -------------------------                 ------------                 -------
  Alexander Vileshin               Director & President                     $46,090 (1)<F1>             600,000
    Michele Albo                         Director                           $23,700 (2)<F2>             400,000
  Thomas L. Crom III               Director & Secretary                     $50,607(3)<F3>              375,000

<F1>
(1) Under an agreement dated March 5, 1999 with Watch Central Corporation, a company controlled by Mr. Vileshin, Watch Central Corporation provides consulting services in exchange for US$3,000 per month, plus reasonable expenses. In addition, we pay Watch Central Corporation US$2,000 per month in rent. We paid Watch Central Corporation a total of $46,090 during the fiscal year 2000.
<F2>
(2) Under an oral agreement with Ms. Albo, she provides consulting services in exchange for a compensation based on her time not to exceed US$1,500 per month, plus reasonable expenses. We paid Ms. Albo a total of $23,700 during the fiscal year 2000.
<F3>
(3) Under an oral agreement with Mr. Crom III, he provides consulting services in exchange for compensation based on his time which ranges between US$1,000 to US$3,500 per month, plus reasonable expenses. We paid Mr. Crom III a total of $24,435 during the fiscal year 2000, and a total of $26,172 in 1999.


            Other than the above, we do not pay monetary compensation to our officers and directors, nor do we compensate our directors for attendance at meetings. We do reimburse our officers and directors for reasonable expenses incurred during the course of their performance. There are no employment agreements with any of our executive officers, and we have no longer-term incentive or medical reimbursement plans. We anticipate offering some form of incentive-based monetary compensation in the future.

STOCK OPTION PLANS

            On August 20, 1999, we established a new stock option plan. Under the plan, our board of directors may from time to time grant up to 3,200,000 options to purchase shares of our common stock. The options may be granted to our officers, directors, employees or consultants. As of December 31, 2000, we granted a total of 2,276,000 options, leaving 924,000 options available under the plan. All options granted prior to August 20, 1999 were rolled into the new stock option plan.


            The following table provides certain option, warrant and rights information (whether vested or not) as to the officers and directors individually, and as a group, as of April 10, 2001:


                                       TITLE OF             NUMBER OF               DATE          EXERCISE PRICE
NAME OF HOLDER                        SECURITIES            SECURITIES            OF GRANT           IN CDN $        EXPIRATION DATE
--------------                        ----------            ----------            --------           --------        ---------------

Alexander Vileshin                     Options               314,000              03/05/99            $0.77              03/05/04
   Director & President                                       50,000              06/01/99            $1.03              06/01/04
                                                             236,000              09/30/99            $0.76              09/30/04

Michele Albo                           Options               300,000              09/30/99            $0.76              09/30/04
   Director                            Warrants              100,000              01/15/01            $0.45              01/15/03

Thomas L. Crom                         Options               300,000              08/16/99            $0.76              08/16/04
   Director & Secretary                Warrants               75,000              01/15/01            $0.45              01/15/03

Officers & directors as a group        Options             1,200,000
(3 persons)                            Warrants              175,000

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock on April 10, 2001, by each officer and director, and all officers and directors as a group, as well as all persons who own greater than 5% of our outstanding shares, and as adjusted to reflect the issuance of the shares covered by this prospectus:

                                                                                           PERCENTAGE OF SHARES
                                                                                           BENEFICIALLY OWNED (2)<F2>
                                                                                --------------------------------------------

                                                         NUMBER OF SHARES           BEFORE                          AFTER
NAME OF BENEFICIAL OWNER (1)<F1>                        BENEFICIALLY OWNED         ISSUANCE                        ISSUANCE

Thomas L. Crom III                                          485,000(3)<F3>           2.8%                            0.9%
P.O. Box 9
Payson, Arizona 85547-0009

Michele Albo                                                565,000(4)<F4>           3.2%                            1.0%
2720 Hancock Creek Road
West Palm Beach, Florida  33411

Alexander Vileshin                                          631,500(5)<F5>           3.6%                            1.1%
235 E. 40th Street, Apt. 34II
New York, New York 10016

All executive officers and directors as a group
(3 persons) ................................              1,671,500(6)<F6>           9.5%                            3.0%

---------------

<F1>
(1)   To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.
<F2>
(2)   Percentages before issuance are based on 17,622,202 shares of common stock outstanding as of April 10, 2001. Where the persons listed on this table have the right to obtain additional shares of common stock within 60 days from April 10, 2001, these additional shares are deemed to be outstanding for the purpose of computing the percentage of class owned by such persons, but are not deemed to be outstanding for the purpose of computing the percentage of any other person. Percentages after issuance also includes (solely for purposes of this prospectus) up to an aggregate of
      35,000,000 shares of our common stock that we may sell to Swartz pursuant to our investment agreement with Swartz and 994,400 shares of common stock underlying warrants to purchase shares of our common stock issuable in connection with the investment agreement, and 1,800,285 shares issuable upon exercise of warrants.
<F3>
(3)   Includes 375,000 shares issuable upon exercise of stock options and warrants.
<F4>
(4)   Includes 400,000 shares issuable upon exercise of stock options and warrants.
<F5>
(5)   Includes 600,000 shares issuable upon exercise of stock options.
<F6>
(6)   Includes 1,375,000 shares issuable upon exercise of the stock options and warrants.



                              CERTAIN TRANSACTIONS

         Other than as disclosed below, none of our present directors, officers or principal shareholders, nor any family member of the foregoing, nor, to the best of our information and belief, any of our former directors, senior officers or principal shareholders, nor any family member of such former directors, officers or principal shareholders, has or had any material interest, direct or indirect, in any transaction, or in any proposed transaction which has materially affected or will materially affect us.

         HENRY MEYER, FORMER PRESIDENT AND CHIEF EXECUTIVE OFFICER. In February 1998, invoices totaling $87,962 were discovered to have been improperly submitted and paid to a company controlled by Mr. Meyer. We disallowed those invoices, Mr. Meyer resigned, and the money was subsequently returned to us. We have since implemented financial controls which require the approval of at least two directors or officers before our checks can be issued.

         DONALD NICHOLSON, FORMER DIRECTOR AND CHIEF EXECUTIVE OFFICER. Under an agreement dated March 5, 1998, MTI Holdings, a company controlled by Mr. Donaldson, provides management services in exchange for $5,000 per month, plus reasonable expenses. As of March 31, 2000, we have paid a total of $78,300.

         ROBERT G. MCMORRAN, FORMER DIRECTOR. Under an agreement dated August 27, 1998, Malaspina Consultants Inc., a company controlled by Mr. McMorran, provides accounting, administrative, investor relations and financial consulting services in exchange for $4,000 per month, plus reasonable expenses. We also pay Malaspina Consultants Inc. $850 per month as rent. As of March 31, 2000, we have paid a total of $83,485.

         The following table provides certain option information of Robert McMorran as of April 10, 2001:

         NUMBER OF SHARES              GRANT DATE           EXERCISE PRICE           EXPIRATION DATE
         ----------------              ----------           --------------           ---------------

              64,000                    09/30/99               Cdn$0.76                   09/30/04

         WATCH CENTRAL CORPORATION. On March 5, 1999, we entered into a letter of intent with Watch Central Corporation and Timebeat.com Inc., our wholly owned non-public subsidiary which we incorporated in the Sate of Nevada on March 17, 1999. Under the letter of intent, we paid Watch Central Corporation U.S.$50,000 in exchange for its services to design, develop, beta test and implement an e-commerce Web site that would market, sell and repair fine gold jewelry and watches. We also pay Watch Central Corporation U.S.$3,000 a month for consulting services and U.S.$2,000 a month for rent. Watch Central Corporation subsequently became an affiliate as Alexander Vileshin is an officer and director of both us and Watch Central Corporation.

         PALM BEACH CONSULTING CORP. On February 25, 2001, we entered into a Consulting Agreement with Palm Beach Consulting Corp. Palm Beach Consulting Corp. is owned and operated by Jack Stein, the husband of our director, Michele Albo. Under the agreement, we pay Palm Beach Consulting $650 per month as rent for a showroom and storage space for our inventory to be sold on WWW.TIMEBEAT4TEENS.COM. The space is approximately 300 square feet. Palm Beach Consulting has also agreed to provide consulting services on an as needed basis for compensation to be determined. The term of the agreement is one year.

                          DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

         We are authorized to issue up to 100,000,000 shares of common stock, no par value. As of April 10, 2001, there were 17,622,202 shares of common stock outstanding, which were held of record by approximately 141 stockholders. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. We do not have cumulative voting rights in the election of directors, and accordingly, holders of a majority of the shares voting are able to elect all of the directors. Subject to preferences that may be granted to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor as well as any distributions to the stockholders. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities. Holders of common stock have no preemptive or other subscription of conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for our common stock is Pacific Corporate Trust Company. Its address is 625 Howe Street, 10th Floor, Vancouver, British Columbia V6C 3B8 Canada, and its telephone number is (604) 689-9853.



                              INVESTMENT AGREEMENT

OVERVIEW

         On April 10, 2001, we entered into an amended and restated investment agreement with Swartz Private Equity, LLC, which amended and restated our investment agreement dated November 16, 2000. The investment agreement entitles us to issue and sell our common stock from time to time for up to an aggregate of US$25 million during a maximum of three years following the effective date of the registration statement of which this prospectus forms a part, on condition that we meet certain listing and pricing requirements described in the investment agreement. This right is referred to as a "put right."

PUT RIGHTS

         In order to invoke a put right, we must have an effective registration statement on file with the SEC registering the resale of the shares of our common stock that we issue as a consequence of our invoking the put right. Additionally, we must give at least 10 but not more than 20 business days advance notice to Swartz of the date on which we intend to exercise a particular put right and we must indicate the number of shares of common stock we intend to sell to Swartz. At our option, we may also designate a maximum dollar amount of common stock (not to exceed US$2 million) that we will sell to Swartz during the put and/or a minimum purchase price per common share at which Swartz may purchase shares during the put. The designated maximum dollar amount can be no more than the lessor of: 80% of the closing bid price on the business day before our advance notice or the closing bid price on the business day before the advance put notice minus US$0.125. The number of shares of our common stock we sell to Swartz may not exceed the lesser of:

         (1)     1,500,000 shares,

         (2) 15% of the sum of the aggregate daily reported trading volume of our common shares, excluding certain block trades of our common stock, during the 20 business days after the put date, excluding any trading days in which our common stock trades below a price based upon a minimum price, if any, that we specify in our put notice; or

         (3) a number of shares that, when added to the number of shares acquired by Swartz under the investment agreement during the 61 days preceding the put date, would exceed 9.9% of our total number of shares of common stock outstanding (as calculated under Section 13(d) of the Securities Exchange Act of 1934).

         However, in no event shall Swartz be required to purchase an amount greater than 15% of the sum of the aggregate daily reported trading volume of our common stock, excluding certain block trades, during the 20 business days before the advance notice we give to Swartz.

         The market price of shares of our common stock during the 20 business days immediately following the put date is used to determine the purchase price Swartz will pay and the number of shares we will issue in return. For each share of our common stock, Swartz will pay us the lesser of (1) the market price for each share, minus US$.075, or (2) 93% of the market price for each share, except that Swartz must pay at least the designated minimum per share price, if any, we specify in our notice. However, if we specify a minimum price, the volume limitations discussed above may reduce the number of shares which Swartz is required to purchase. Market price is defined as the lowest closing bid price for our common stock during the 20 business day pricing period immediately following the put date.

LIMITATIONS AND CONDITIONS PRECEDENT TO OUR PUT RIGHTS

         Swartz is not required to acquire and pay for any shares of our common stock with respect to any particular put for which:

         o we have issued shares of our common stock that have been paid for by Swartz and is equal to the maximum offering amount;

         o we have announced or implemented a stock split or combination of our common stock between the advanced put notice date and the end of the pricing period;

         o we have paid a common stock dividend or made any other distribution of our common stock between the advanced put notice date and the end of the pricing period;

         o we have made a distribution to the holders of our common stock of all or any portion of our assets or evidences of indebtedness between the put notice date and the end of the pricing period; or

         o we have consummated a major transaction (including a transaction, which constitutes a change of control) between the advance put notice date and the end of the pricing period.

SHORT SALES

            Swartz and its affiliates are prohibited from engaging in short sales of our common stock or other hedging or similar arrangements unless they have received a put notice and the amount of shares involved in a short sale does not exceed the number of shares specified in the put notice.

CANCELLATION OF PUTS

         We must cancel a particular put between the date of the advance put notice and the last day of the pricing period if:

         o we discover that the registration statement, the prospectus or any amendments to those documents, contains an untrue statement of material fact or omits a material fact;

         o the registration statement registering the resales of the common shares becomes ineffective, or

         o our shares of common stock are delisted from the then primary exchange.

If a put is canceled it will continue to be effective, but the pricing period for the put will terminate on the last full trading day on the principal market that ends prior to the time the notice of cancellation of the put is given to Swartz. Because the pricing period will be shortened, the number of shares Swartz will be required to purchase in the canceled put may be smaller than it would have been had the put not been canceled.

STOCKHOLDER APPROVAL

         If we become listed on the Nasdaq Small Cap Market or the Nasdaq National Market, then we must get stockholder approval to issue more than 19.99% of our outstanding shares. Since we are currently quoted on the OTC Bulletin Board, we will not need this stockholder approval.

COMMITMENT PAYMENTS

         If on the last business day of each six calendar month period following the effective date of this registration statement we have not put to Swartz an aggregate dollar amount of common stock equal to US$1,000,000, we are required to pay Swartz a non-usage fee. The fee is equal to the difference of US$100,000 minus 10% of the aggregate dollar amount of the shares put to Swartz during the applicable six-month period.

TERMINATION OF INVESTMENT AGREEMENT

         We may terminate our right to initiate further puts and terminate the investment agreement by providing Swartz with notice of such intention to terminate; however, any such termination will not affect any other rights or obligations we have concerning the investment agreement or any related agreement. We cannot terminate the investment agreement during the period of time between an advance put notice and the end of a pricing period. In the event of a termination, we are required to pay Swartz a fee equal to the greater of
(i) the non-usage fee for the six-month period or (ii) $200,000 minus 10% of the aggregate dollar amount of stock put to Swartz until the termination date.

RESTRICTIVE COVENANTS

         During the term of the investment agreement and for a period of one-year thereafter, we are prohibited from certain transactions. These include the issuance of any convertible debt or equity securities in a private transaction. We are also prohibited from entering into any private equity line type agreements similar to the investment agreement.

INDEMNIFICATION

         We are obligated to indemnify Swartz (including its members, officers, directors, employees, investors and agents) from all liability and losses resulting from any misrepresentations or breaches we made in connection with the investment agreement, our registration rights agreement, other related agreements, or the registration statement, including liability for violations of the Securities Act relating to integration of the private sale of stock to Swartz and the public resale of stock by Swartz. In addition, we are obligated to indemnify Swartz against any cause of action, suit, or claim, derivative or otherwise, by an of our stockholders based on any alleged breach by us or any of our officers or directors of their fiduciary or other obligations to our stockholders.


                              SELLING STOCKHOLDERS

SWARTZ PRIVATE EQUITY, LLC

         The following table sets forth information regarding beneficial ownership of shares which could be issued to Swartz Private Equity, LLC. We are registering all of these shares of common stock as required under the investment agreement. The shares are being registered to permit public secondary trading of such shares, and Swartz may offer the common stock for resale as it wishes. Swartz has not had any position, office, or material relationship with us within the past three years.


                                                                                          PERCENTAGE OF SHARES BENEFICIALLY

                                                                                                      OWNED (3)<F3>

                                                                                      ------------------------------------------

       NAME OF                           BENEFICIAL           MAXIMUM NUMBER
                                        OWNERSHIP OF           OF SHARES OF
 BENEFICIAL OWNER                          COMMON              COMMON STOCK           BEFORE OFFERING         AFTER OFFERING (1)<F1>
                                          Stock (2)<F2>      Offered for Sale

Swartz Private Equity, LLC.              35,994,400             35,994,400                  67%                     0%

--------

<F1>
(1) Assumes that Swartz will sell all of its shares of our common stock offered in this prospectus. We cannot assure you that Swartz will sell all or any of its shares.

                                       39


<F2>
(2) Includes (solely for purposes of this prospectus) up to an aggregate of 35,000,000 shares of our common stock that we may sell to Swartz under the investment agreement, and 994,400 shares of common stock issuable upon exercise of outstanding warrants issued to Swartz as a commitment fee for entering into the investment agreement. The shares would not be deemed beneficially owned within the meaning of Sections 13(d) and 13(g) of the Exchange Act before their acquisition by Swartz.
<F3>
(3) Includes 17,622,202 shares of common stock outstanding as of April 10, 2001, and (solely for purposes of this prospectus) up to an aggregate of 35,000,000 shares of common stock that we may sell to Swartz pursuant to our investment agreement with Swartz and 994,400 shares of common stock underlying warrants to purchase shares of our common stock issuable in connection with the investment agreement.


OTHER SELLING STOCKHOLDERS

         The following table sets forth certain information with respect to the selling stockholder as of April 10, 2001. Except as set forth below, no selling stockholder is an affiliate of ours or has had a material relationship with us during the past three years. The selling stockholders are not affiliated with registered broker-dealers.


                                  COMMON
                                  SHARES
                                 ISSUABLE               COMMON                                      COMMON         PERCENTAGE
                                   UPON              SHARES BEING                                SHARES TO BE       OWNERSHIP
                               EXERCISE OF           REGISTERED                 TOTAL            OWNED AFTER       AFTER SALE
                                 WARRANTS                                      COMMON                SALE            (1)<F1>
SELLING STOCKHOLDER             AND BEING                                      SHARES
                                REGISTERED                                      OWNED

Michelle Albo(2)<F2>              100,000               100,000                165,000              65,000            0.33%
LRC Financial Group,              175,000               175,000                175,000                                0.00%
LLC
Brian Bishop                       50,000                50,000                 50,000                                0.00%
Thomas L. Crom III (2)<F2>         75,000                75,000                110,000              35,000            0.18%
Jack Devito                        50,000                50,000                 50,000                                0.00%
Cliff Dropkin                      38,000                38,000                 38,000                                0.00%
Nicholas von Guggenberg            13,000                13,000                 13,000                                0.00%
Lee Hardesty                      100,000               100,000                100,000                                0.00%
Dr. Carl M. Hoffman               322,785               322,785                322,785                                0.00%
Robert & Gloria Kummins           100,000               100,000                100,000                                0.00%
Larry Lorenz                      150,000               150,000                150,000                                0.00%
Maria Matzullo                    100,000               100,000                100,000                                0.00%
Anthony Messina                   247,500               247,500                247,500                                0.00%
Beno Mizrahi                      147,500               147,500                147,500                                0.00%
Steve Mizrahi                      15,000                15,000                 15,000                                0.00%
Chalm Rothenberg                   47,500                47,500                 47,500                                0.00%
Barbara Scheuer                    29,000                29,000                 29,000                                0.00%
Dr. Larry Soderholm                15,000                15,000                 15,000                                0.00%
John Thompson                      25,000                25,000                 25,000                                0.00%
TOTAL                           1,800,285             1,800,285              1,900,285             100,000            0.51%

--------

<F1>
(1) Based on 17,622,202 shares of common stock outstanding as of April 10, 2001, and 1,800,285 shares issuable upon exercise of the warrants.
<F2>
(2) These individuals are officers and directors of our company.

         We agreed to register these securities for resale by the selling stockholders and warrant holders to permit them to sell the shares as they wish in the market or in privately negotiated transactions. We have agreed to bear all expenses of registering these securities, but not broker discounts or commissions if the selling stockholders resell the securities.


                              PLAN OF DISTRIBUTION

         We are registering the resale of our common stock on behalf of the selling stockholders. A selling stockholder includes donees, transferees and pledges selling shares of common stock received from a named selling stockholder after the date of this prospectus. This prospectus may also be used by transferees of the selling stockholders or by other persons acquiring shares, including brokers who borrow the shares to settle short sales of our common stock. If any of the selling stockholders transfer any of their shares, each transferee must be bound to the same restrictions and limitations that apply to the selling stockholders described in this prospectus. We will bear all costs, expenses and fees in connection with the registration of the shares offered in this prospectus. The selling stockholders will bear all brokerage commissions and similar selling expenses associated with the sale of the shares.

         The selling stockholders may offer their shares of our common stock at various times in one or more of the following transactions:

         o on any stock exchange, market or trading facility on which the shares are traded;

         o in privately negotiated transactions or otherwise, including an underwritten offering;

         o     in connection with short sales of the shares of our common stock;

         o in ordinary brokerage transactions and transactions in which a broker solicits purchasers;

         o in connection with the writing of non-traded and exchange-traded call or put options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

         o in a block trade in which a broker-dealer, as agent, may resell a portion of the block, as principal, in order to facilitate the transaction;

         o in a purchase by a broker-dealer, as principal, and resale by the broker-dealer for its account;

         o     in a combination of any of the above transactions; or

         o     any other method permitted pursuant to applicable law.

         The selling stockholders may sell their shares at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices. Each of the selling stockholders reserves the right to accept, and together with their agents from time to time, to reject, in whole or in part, any proposed purchase of the common stock to be made directly or through agents.

         The selling stockholders may use broker-dealers to sell their shares in which case broker-dealers will either receive discounts, commissions or concessions from purchasers of shares for whom they act as agents. Broker-dealers engaged by the selling stockholders may allow other broker-dealers to participate in resales.

         Swartz Private Equity, LLC is an underwriter within the meaning of
Section 2(11) of the Securities Act with respect to any shares of common stock that it sells. The other selling stockholders and any broker-dealers or agents that act in connection with the sale of shares might be deemed to be underwriters and any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

         Because Swartz Private Equity, LLC is an underwriter within the meaning of Section 2(11) of the Securities Act and because the other selling stockholders might be deemed to be an underwriter, they will be subject to the prospectus delivery requirements of the Securities Act.

         We have informed Swartz that the anti-manipulation rules of the SEC, including Regulation M promulgated under the Securities Exchange Act, will apply to its sales in the market, and we have informed the other selling stockholders that these anti-manipulation rules may also apply to their sales in the market. We have provided all of the selling stockholders with a copy of such rules and regulations.

         Regulation M may limit the timing of purchases and sales of our common stock by the selling stockholders and any other person distributing our common stock. The anti-manipulation rules may apply to the sales activities of the selling stockholders and their affiliates. Regulation M may also restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities for a period of up to five business days prior to the commencement of such distribution. Furthermore, Regulation M generally prohibits certain participants in a distribution from bidding or purchasing for an account in which the participant has a beneficial interest in. Regulation M also governs bids and purchases made to stabilize the price of a security in connection with a distribution of that security. For these reasons, Regulation M may affect the overall marketability of our common stock.

         In addition to selling shares of our common stock under this prospectus, the selling stockholders, except Swartz, may resell all or a portion of their shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of Rule 144. Swartz may not rely upon Rule 144 because Swartz is an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and the safe- harbor provided by Rule 144 is not available to underwriters of our common stock. Swartz and the other selling stockholders will pay all commissions, transfer taxes and other expenses associated with their sales.


                                  LEGAL MATTERS

         Dill Dill Carr Stonbraker & Hutchings, P.C., Denver, Colorado, is expected to give an opinion on the validity of the securities.


                                     EXPERTS

         We have included the financial statements of the company as of and for the two years ending March 31, 2000 and 1999, in reliance upon the report of Campbell Saunders & Company, independent public accountants, whose report has been included in this prospectus upon the authority of that firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

         We have been subject to the reporting requirements under federal securities laws since March 31, 1998. We have filed with the SEC a registration statement on Form SB-2 and amendments to the registration statement with respect to the securities offered through this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules that are part of the registration statement. For further information about the securities and us, you should review the registration statement and the exhibits and schedules. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete. You should review the copy of such contract or document so filed.

         You can inspect the registration statement, as well as the exhibits and the schedules, filed with the SEC without charge, at the SEC's office at Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549. You can also obtain copies of these materials from the SEC's Public Reference Section at 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. The SEC maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

                             REPORTS TO STOCKHOLDERS

         We are subject to the reporting requirements of the federal securities laws, and are required to file periodic reports, proxy statements, and other information with the SEC. We will furnish our shareholders with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year, proxy statements, and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.

                          TIMEBEAT.COM ENTERPRISES INC.
                           CONSOLIDATED BALANCE SHEETS
                              (In Canadian Dollars)

                                                                       December 31,           March 31,
                                                                           2000                 2000
                                                                       ------------         ------------
                                                                       (Unaudited)

ASSETS

Current assets:
   Cash and cash equivalents                                         $    116,209          $     861,299
   Accounts receivable                                                    119,628                181,643
   Deposits in Trust                                                      117,016                    -0-
   Inventory                                                              203,110                121,906
                                                                      -----------           ------------

         Total current assets                                             555,963              1,164,848

Restricted term deposit                                                    20,000                205,000

Deferred exploration costs                                              5,286,823              4,947,942

Equipment, net                                                             42,275                 33,473
                                                                      -----------           ------------

         Total assets                                                $  5,905,061          $   6,351,263
                                                                      ===========           ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable and accrued liabilities                          $    335,681          $     285,797

Commitments and contingencies

Stockholders' equity:
   Common stock, no par value, 100,000,000 shares
     authorized, 16,222,202 and 16,217,202 shares
     issued and outstanding at December 31, 2000 and
     March 31, 2000, respectively                                      13,513,963             13,510,163
   Accumulated deficit                                                 (7,944,583)            (7,444,697)
                                                                      -----------           ------------

         Total stockholders' equity                                     5,569,380              6,065,466
                                                                      -----------           ------------

         Total liabilities and stockholders' equity                  $  5,905,061          $   6,351,263
                                                                      ===========           ============


The accompanying notes are an integral part of these consolidated financial statements.

                          TIMEBEAT.COM ENTERPRISES INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                              (In Canadian Dollars)
                                   (Unaudited)

                                                                        NINE  MONTHS  ENDED DECEMBER  31,
                                                                           2000                 1999
                                                                        -----------         -----------
Net sales                                                        $        35,110         $    120,028
Less: Cost of goods sold                                                 (11,857)            (106,692)
                                                                       ----------           ----------
Gross profit margin                                                       23,253               13,336

Other revenue
   Advertising revenue                                                    20,594                  -0-
   Interest income                                                        26,557                8,311
                                                                       ---------            ----------

Total Gross Income                                                        70,404               21,647

General and administrative expenses
     Amortization                                                          8,510                3,227
     Audit and accounting                                                 10,000                7,800
     Consulting                                                          120,738               63,743
     Foreign exchange (gain) loss                                        (15,811)               5,037
     Interest and bank charges                                             2,482                  926
     Legal                                                                68,975               22,729
     Management fees                                                      39,500              131,113
     Office and administration                                            15,192               18,644
     Rent                                                                 41,760               27,419
     Salaries and wages                                                   78,129               10,425
     Shareholder information/advertising                                  85,667               81,667
     Telephone, fax and utilities                                         29,497               17,062
     Transfer agent and regulatory fees                                   13,114               12,303
     Travel and marketing                                                  2,537               67,429
                                                                      ----------            ----------

Total general and administrative                                         570,290              469,524

Net loss                                                         $      (499,886)        $   (447,877)
                                                                      ==========            ==========

Net loss per share, basic and diluted                            $         (0.03)        $      (0.03)
                                                                      ==========            ----------


The accompanying notes are an integral part of these consolidated financial statements.

                          TIMEBEAT.COM ENTERPRISES INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (In Canadian dollars)
                                   (Unaudited)

                                                                            NINE MONTHS ENDED DECEMBER 31,
                                                                            2000                   1999
                                                                       --------------         --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                          $ (499,886)            $  (447,877)
     Adjustments to reconcile net loss to net cash used
     in operating activities:
         Depreciation and amortization                                      8,510                   3,227
     Cash provided by changes in working capital items                    (86,321)                (91,317)
                                                                        ----------             -----------
Net cash used in operating activities                                    (577,697)               (535,967)
                                                                        ----------             -----------

CASH PROVIDED BY FINANCING ACTIVITIES:
     Proceeds on issuance of common shares                                  3,800               1,622,545
                                                                        ----------             -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Expenditures on mineral properties                                  (338,881)                 48,992
     Acquisition of capital assets                                        (17,312)                (21,685)
     Release (purchase) of restricted term deposit                        185,000                (205,000)
                                                                        ----------             -----------
Net cash used in investing activities                                    (171,193)               (177,693)
                                                                        ----------             -----------

Net (decrease) increase in cash and cash equivalents                     (745,090)                908,885

CASH AND CASH EQUIVALENTS:
     Beginning of period                                                  861,299                  52,648
                                                                        ----------             -----------

     End of period                                                     $  116,209             $   961,533
                                                                        ==========             ===========



The accompanying notes are an integral part of these consolidated financial statements.

                          TIMEBEAT.COM ENTERPRISES INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

UNAUDITED INTERIM FINANCIAL INFORMATION. The accompanying unaudited consolidated financial statements have been prepared by Timebeat.com Enterprises Inc. (the "Company") pursuant to the rules and regulations of the Securities and Exchange Commission.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, and disclosures necessary for a fair presentation of these financial statements have been included. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB for the year ended March 31, 2000. Results for the nine months ended December 31, 2000 are not necessarily indicative of the results that may be expected for any future quarter or for the year ending March 31, 2001.

USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NET LOSS PER SHARE. Net loss per share is computed using the weighted average number of common shares outstanding. Shares associated with stock options and warrants are not included because they are antidilutive.

                          TIMEBEAT.COM ENTERPRISES INC.
                       (formerly AGC Americas Gold Corp.)

                        CONSOLIDATED FINANCIAL STATEMENTS
                         (Expressed in Canadian dollars)

                                AUDITORS' REPORT

To:      The Shareholders of
         Timebeat.Com Enterprises Inc.
         (Formerly AGC Americas Gold Corp.)


We have audited the consolidated balance sheet of TIMEBEAT.COM ENTERPRISES INC. (FORMERLY AGC AMERICAS GOLD CORP.) as at March 31, 2000 and March 31, 1999 and the consolidated statements of operations, deficit, cash flows and consolidated changes in shareholders' equity (deficiency) for the years ended March 31, 2000, March 31, 1999 and March 31, 1998 and for the period from April 1, 1993 to March 31, 2000. These financial statements, expressed in Canadian dollars, are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at March 31, 2000 and March 31, 1999 and the results of its operations, cash flows and changes in shareholders' equity (deficiency) for the years ended March 31, 2000, March 31, 1999 and March 31, 1998 and for the period from April 1, 1993 to March 31, 2000 in accordance with Canadian generally accepted accounting principles. As required by British Columbia Company Act, we report that, in our opinion, these principles have been applied on a consistent basis.

Canadian generally accepted accounting principles vary in certain significant respects from accounting principles generally accepted in the United States. Application of accounting principles generally accepted in the United States would have affected results of operations for each of the years in the three year period ended March 31, 2000 and assets and shareholders' equity as at March 31, 2000 and March 31, 1999 to the extent summarized in Note 13 to the financial statements.

                                                    /s/ CAMPBELL, SAUNDERS & CO.

                                                         CAMPBELL SAUNDERS & CO.
                                                           CHARTERED ACCOUNTANTS

Vancouver, B.C.
August 14, 2000

                    COMMENTS BY AUDITORS' FOR U.S. READERS ON
                       CANADIAN-U.S. REPORTING DIFFERENCE

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in
Note 1. Our report to the shareholders is expressed in accordance with Canadian Reporting standards which do not permit a reference to such events and conditions in the auditor's report when these are adequately disclosed in the financial statements.

                                                   /s/  CAMPBELL, SAUNDERS & CO.
                                                         CAMPBELL SAUNDERS & CO.
                                                           CHARTERED ACCOUNTANTS

Vancouver, B.C.
August 14, 2000

               MANAGEMENT'S RESPONSIBILITY FOR FINANCIAL REPORTING




The accompanying financial statements and related data are the responsibility of management. Management is responsible for ensuring that the financial statements are prepared in accordance with generally accepted accounting principles.

The integrity of the financial reporting process is also the responsibility of management. Management maintains systems of internal controls designed to provide reasonable assurance that transactions are authorized, assets are safeguarded, and reliable financial information is produced. Management selects accounting principles and methods that are appropriate to the Company's circumstances, and makes decisions affecting the measurement of transactions in which estimates or judgements are required to determine the amounts reported.

The Board of Directors is responsible for ensuring that management fulfils its responsibilities for financial reporting. The Board has responsibility for reviewing and approving the financial statements.

The Audit Committee has responsibility for reviewing the annual financial statements and the external auditors' report and recommending the annual financial statements to the board of directors for approval.

The external auditors audit the financial statements annually on behalf of the shareholders. The external auditors have free access to management, and the Audit Committee.






/s/Thomas Crom
-------------------------
Thomas Crom III, Director

TIMEBEAT.COM ENTERPRISES INC.
(FORMERLY AGC AMERICAS GOLD CORP.)

(EXPRESSED IN CANADIAN DOLLARS)


CONSOLIDATED BALANCE SHEETS
As at March 31, 2000 and 1999                                                       2000                          1999
------------------------------------------------------------------------------------------------------------------------

ASSETS

Current assets
    Cash and cash equivalents                                               $    861,299                  $     52,648
    Accounts receivable                                                          181,643                        62,182
    Inventory                                                                    121,906                             -
------------------------------------------------------------------------------------------------------------------------
                                                                               1,164,848                       114,830

Restricted term deposits (Note 3)                                                205,000                             -
Deferred exploration costs (Note 4 and Schedules)                              4,947,942                     4,990,630
Capital assets (Note 5)                                                           33,473                         9,085
------------------------------------------------------------------------------------------------------------------------
                                                                            $  6,351,263                  $  5,114,545
========================================================================================================================

LIABILITIES

Current liabilities
     Accounts payable and accrued liabilities                               $    285,797                  $     96,399
------------------------------------------------------------------------------------------------------------------------

CONTINGENCIES AND COMMITMENTS (NOTE 7)

NATURE AND CONTINUANCE OF OPERATIONS (NOTE 1)

SHAREHOLDERS' EQUITY

Capital stock (Note 6)                                                        13,510,163                    11,770,538

Common shares,  no par value
     2000, 100,000,000 authorized, 16,217,202 issued
     1999, 100,000,000 authorized, 14,052,917 issued

Deficit                                                                       (7,444,697)                   (6,752,392)
------------------------------------------------------------------------------------------------------------------------
                                                                               6,065,466                     5,018,146
------------------------------------------------------------------------------------------------------------------------
                                                                            $  6,351,263                  $  5,114,545
========================================================================================================================




Approved by the Directors:


/s/ Thomas L. Crom                             /s/    Michele Albo
Director                                       Director

TIMEBEAT.COM ENTERPRISES INC.
(FORMERLY AGC AMERICAS GOLD CORP)
(EXPRESSED IN CANADIAN DOLLARS)

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS'
EQUITY (DEFICIENCY)

                                                                                COMMON
                                                                                SHARES
                                                            NUMBER OF         ISSUED AND          DEFICIT
                                                              SHARES          FULLY PAID        ACCUMULATED           TOTAL

BALANCE-MARCH 31, 1993                                     11,774,415         $3,488,844        $(4,037,827)      $  (548,983)

Shares issued during the year                                       -                  -                  -                 -

Share issue costs                                                   -            (31,485)                 -           (31,485)

Loss for the year                                                  -                   -            (94,044)          (94,044)
------------------------------------------------------------------------------------------------------------------------------

BALANCE-MARCH 31, 1994                                     11,774,415          3,457,359         (4,131,871)         (674,512)
==============================================================================================================================

May 17, 1994 cancelled prior to share
 consolidation former performance
 and principal's escrow shares                             (3,637,500)                 -                  -                 -
------------------------------------------------------------------------------------------------------------------------------

May 17, 1994 share consolidation of
 5 (old) for 1 (new)                                       (6,509,532)                 -                  -                 -
------------------------------------------------------------------------------------------------------------------------------

Issued for cash
    On exercise of agents warrants                            344,000             86,000                  -            86,000
    On exercise of options                                    190,000            107,000                  -           107,000
    By way of statement of material facts                   1,840,000            460,000                  -           460,000
    For performance escrow shares                             375,000              3,750                  -             3,750
    By way of private placements                            1,421,300            737,278                  -           737,278
------------------------------------------------------------------------------------------------------------------------------

                                                            4,170,300          1,394,028                  -         1,394,028

Issued for fiscal agency fees                                 120,000             37,025                  -            37,025

Issued for acquisition of mineral
 properties                                                   355,500            145,875                  -           145,875

Issued for settlement of debt                                 637,486            473,615                  -           473,615

Issued for finders fee                                         20,000             11,000                  -            11,000
------------------------------------------------------------------------------------------------------------------------------

Total issued during the year                                5,303,286          2,061,543                  -         2,061,543

Share issue costs                                                   -           (109,095)                 -          (109,095)
------------------------------------------------------------------------------------------------------------------------------

                                                            5,303,286          1,952,448                  -         1,952,448
------------------------------------------------------------------------------------------------------------------------------

Loss for the year                                                   -                  -           (324,806)         (324,806)
------------------------------------------------------------------------------------------------------------------------------

BALANCE-MARCH 31, 1995                                      6,930,669          5,409,807         (4,456,677)          953,130
------------------------------------------------------------------------------------------------------------------------------

TIMEBEAT.COM ENTERPRISES INC.
(FORMERLY AGC AMERICAS GOLD CORP)
(EXPRESSED IN CANADIAN DOLLARS)

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS'
EQUITY (DEFICIENCY)

                                                                             COMMON
                                                                             SHARES
                                                          NUMBER OF         ISSUED AND         DEFICIT
                                                            SHARES          FULLY PAID       ACCUMULATED          TOTAL

Issued for cash
    On exercise of agents warrants                             6,000             1,500               -              1,500
    On exercise of options                                   744,100           551,456               -            551,456
    On exercise of warrants                                1,011,250           505,037               -            505,037
    By way of private placements                           1,590,700         1,559,142               -          1,559,142
---------------------------------------------------------------------------------------------------------------------------
                                                           3,352,050         2,617,135               -          2,617,135
Issued for acquisition of mineral
 properties                                                  110,000           237,600               -            237,600
Issued for finders fees                                        8,258            12,800               -             12,800
---------------------------------------------------------------------------------------------------------------------------
Total issued during the year                               3,470,308         2,867,535               -          2,867,535

Share issue costs                                          -                   (84,659)              -            (84,659)
---------------------------------------------------------------------------------------------------------------------------
                                                           3,470,308         2,782,876               -          2,782,876
---------------------------------------------------------------------------------------------------------------------------

Loss for the year                                          -                 -                 (484,027)         (484,027)
---------------------------------------------------------------------------------------------------------------------------

BALANCE-MARCH 31, 1996                                    10,400,977         8,192,683       (4,940,704)        3,251,979
===========================================================================================================================

Issued for cash
    On exercise of options                                   342,900           333,204               -            333,204
    On exercise of warrants                                  556,150           497,156               -            497,156
    By way of private placements                             805,390         1,071,949               -          1,071,949
---------------------------------------------------------------------------------------------------------------------------
                                                           1,704,440         1,902,309               -          1,902,309
Issued for acquisition of mineral
 properties                                                  200,000           296,000               -            296,000
---------------------------------------------------------------------------------------------------------------------------
Total issued during the year                               1,904,440         2,198,309               -          2,198,309
Share issue costs                                                  -            (9,892)              -             (9,892)
---------------------------------------------------------------------------------------------------------------------------

                                                           1,904,440         2,188,417               -          2,188,417
---------------------------------------------------------------------------------------------------------------------------

Loss for the year                                                  -                 -         (756,131)         (756,131)
---------------------------------------------------------------------------------------------------------------------------

BALANCE-MARCH 31, 1997                                    12,305,417        10,381,100       (5,696,835)        4,684,265
===========================================================================================================================

Issued for cash
    By way of private placements                           1,250,000         1,062,000               -          1,062,000
Issued for finders fees                                      152,500           152,500               -            152,500
Issued for acquisition of mineral
 Properties                                                  200,000           208,000               -            208,000
----------------------------------------------------------------------------------------------------------------------------

Total issued during the year                               1,602,500         1,422,500               -          1,422,500
Share issue costs                                                  -           (65,212)              -            (65,212)
----------------------------------------------------------------------------------------------------------------------------
                                                           1,602,500         1,357,288               -          1,357,288
----------------------------------------------------------------------------------------------------------------------------
Loss for the year                                                  -                 -         (452,909)         (452,909)
----------------------------------------------------------------------------------------------------------------------------

BALANCE-MARCH 31, 1998                                    13,907,917        11,738,388       (6,149,744)        5,588,644
============================================================================================================================

TIMEBEAT.COM ENTERPRISES INC.
(FORMERLY AGC AMERICAS GOLD CORP)
(EXPRESSED IN CANADIAN DOLLARS)

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS'
EQUITY (DEFICIENCY)


                                                                             COMMON
                                                                             SHARES
                                                         NUMBER OF         ISSUED AND         DEFICIT
                                                          SHARES           FULLY PAID       ACCUMULATED          TOTAL


Issued for cash
    On exercise of options                                  45,000             12,150               -             12,150

Issued for acquisition of mineral
 properties                                                100,000             20,000               -             20,000
---------------------------------------------------------------------------------------------------------------------------

Total issued during the year                               145,000             32,150               -             32,150
---------------------------------------------------------------------------------------------------------------------------

Loss for the year                                                -                  -         (602,648)         (602,648)
---------------------------------------------------------------------------------------------------------------------------

BALANCE-MARCH 31, 1999                                  14,052,917         11,770,538       (6,752,392)        5,018,146
===========================================================================================================================

Issued for cash
    On exercise of options                                 988,000            721,500                -           721,500
    On exercise of warrants                                738,000            681,580                -           681,580
    On private placement                                   438,285            336,545                -           336,545
---------------------------------------------------------------------------------------------------------------------------

Total issued during the year                             2,164,285          1,739,625                -         1,739,625
---------------------------------------------------------------------------------------------------------------------------

Loss for the year                                                -                  -         (692,305)         (692,305)
---------------------------------------------------------------------------------------------------------------------------

BALANCE-MARCH 31, 2000                                  16,217,202        $13,510,163      $(7,444,697)       $6,065,466
===========================================================================================================================



TIMEBEAT.COM ENTERPRISES INC.
(FORMERLY AGC AMERICAS GOLD CORP.)

(EXPRESSED IN CANADIAN DOLLARS)

CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT

                                                       Cumulative                           Years ended March 31,
---------------------------------------------------------------------------------------------------------------------------------
                                                        1994-2000                 2000                1999                   1998
                                                        (Note 1)
---------------------------------------------------------------------------------------------------------------------------------
REVENUE

   Sales                                            $     207,522        $     207,522         $         -           $          -
----------------------------------------------------------------------------------------------------------------------------------

COSTS OF GOODS SOLD                                       205,364              205,364                   -                      -
----------------------------------------------------------------------------------------------------------------------------------

GROSS MARGIN                                                2,158                2,158                   -                      -
----------------------------------------------------------------------------------------------------------------------------------

GENERAL AND ADMINISTRATIVE EXPENSES

   Advertising                                            126,505              126,505                   -                      -
   Amortization                                            10,195                5,667               2,054                    855
   Audit and accounting                                   100,863               10,300              13,003                 22,750
   Brochures and printing                                  84,396                    -                 662                 18,694
   Consulting (Note 8(b))                                 357,669              120,127              17,720                 26,100
   Foreign exchange loss                                   17,507               17,682                   -                      -
   Interest and bank charges                               19,055                1,167                 557                    647
   Legal                                                  218,511               21,593              30,570                 47,882
   Management fees (Note 8(b))                            256,685               76,835              75,100                 44,750
   Office, secretarial and administration                 257,123               22,589              34,894                 70,271
   Rent                                                   195,724               38,614              16,207                 34,598
   Salaries and wages                                      35,439               35,439                   -                      -
   Telephone, fax and utilities                           147,974               20,863              16,816                 25,305
   Transfer agent and regulatory fees                     128,941               17,741              15,044                 18,023
   Travel, marketing and investor relations               744,739              135,178              28,336                123,003
   Website development                                     59,299               59,299                   -                      -
----------------------------------------------------------------------------------------------------------------------------------
                                                        2,760,625              709,599             250,963                432,878
----------------------------------------------------------------------------------------------------------------------------------

LOSS BEFORE OTHER ITEMS                                (2,758,467)            (707,441)           (250,963)              (432,878)

OTHER ITEMS
   Interest income                                         72,438               15,136              14,530                 16,376
   Deferred exploration costs written-off                (692,906)                   -            (366,215)               (36,407)
   Settlement of dispute                                  (27,764)                   -                   -                      -
----------------------------------------------------------------------------------------------------------------------------------

NET  LOSS                                              (3,406,699)            (692,305)           (602,648)              (452,909)
DEFICIT - BEGINNING OF PERIOD                          (4,037,827)          (6,752,392)         (6,149,744)            (5,696,835)
----------------------------------------------------------------------------------------------------------------------------------

DEFICIT - END OF PERIOD                             $  (7,444,526)       $  (7,444,697)        $(6,752,392)          $ (6,149,744)
==================================================================================================================================

LOSS PER SHARE                                                           $      (0.044)        $    (0.043)          $     (0.035)
==================================================================================================================================

WEIGHTED AVERAGE NUMBER OF SHARES                                           15,645,918          13,933,067             12,912,753
==================================================================================================================================

TIMEBEAT.COM ENTERPRISES INC.
(FORMERLY AGC AMERICAS GOLD CORP.)

(EXPRESSED IN CANADIAN DOLLARS)

CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                          Cumulative                             Years ended March 31,
----------------------------------------------------------------------------------------------------------------------------------
                                                           1994-2000                 2000                 1999                1998
                                                            (NOTE 1)
----------------------------------------------------------------------------------------------------------------------------------

CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES

Net loss                                              $   (3,406,699)       $    (692,305)        $   (602,648)       $  (452,909)

Items not affecting cash
    Amortization                                              10,195                5,667                2,054                855
    Deferred exploration costs written-off                   692,606                    -              366,215             36,407
----------------------------------------------------------------------------------------------------------------------------------
                                                          (2,703,898)            (686,638)            (234,379)          (415,647)
Cash provided by (used for) changes in working
    capital items (Note 9(a))                               (115,987)             (51,968)              22,249               (761)
----------------------------------------------------------------------------------------------------------------------------------
                                                          (2,819,885)            (738,606)            (212,130)          (416,408)
----------------------------------------------------------------------------------------------------------------------------------

CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES

Proceeds on issuance of common shares (Note 9(b))          8,736,947            1,749,325               12,150          1,062,000
Share issue costs                                           (204,218)              (9,700)                   -            (20,212)
Decrease in due to related parties                          (160,615)                   -                    -                  -
Increase in loans and other payables                         158,550                    -                    -                  -
----------------------------------------------------------------------------------------------------------------------------------
                                                           8,530,664            1,739,625               12,150          1,041,788
----------------------------------------------------------------------------------------------------------------------------------

CASH PROVIDED BY (USED FOR) INVESTING ACTIVITIES

Proceeds on sale of capital assets                            23,306                    -                    -                  -
Expenditures on mineral properties - net (Note            (4,715,873)             (47,312)            (336,294)          (434,501)

    9(b))
Acquisition of capital assets                                (43,840)             (30,056)              (8,422)              (351)
Restricted term deposits                                    (115,000)            (115,000)             160,000                  -
----------------------------------------------------------------------------------------------------------------------------------
                                                          (4,851,407)            (192,368)            (184,716)          (434,852)
----------------------------------------------------------------------------------------------------------------------------------

CHANGE IN CASH AND CASH EQUIVALENTS                          859,372              808,651             (384,696)           190,528

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                1,927               52,648              437,344            246,816
----------------------------------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS - END OF PERIOD             $      861,299        $     861,299         $     52,648        $   437,344

==================================================================================================================================




SUPPLEMENTAL DISCLOSURE FOR NON-CASH OPERATING, INVESTING AND FINANCING ACTIVITIES (NOTE 9).

TIMEBEAT.COM ENTERPRISES INC.
(FORMERLY AGC AMERICAS GOLD CORP.)


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED MARCH 31, 2000, 1999 AND 1998
-----------------------------------------
(Expressed in Canadian Dollars)

1.   NATURE OF OPERATIONS

The Company was a dormant enterprise that was reactivated during the year ended March 31, 1994 to undertake exploration stage activities. The disclosure of cumulative amounts required under United States accounting principles is from the inception of the exploration stage activities following reactivation and is for the years ended March 31, 1994 to March 31, 2000, inclusive.

In March 1999, the Company executed a letter of intent with Watch Central Corporation ("WCC") of New York City pursuant to which WCC agreed to design, develop, beta test and implement an E-commerce website that markets, sells and repairs fine gold jewelry and watches. The website is owned by Timebeat.com Inc., a private Nevada company, wholly-owned by the Company.

The Company expects that for the near term its operating activities will be primarily focused on this new business venture. The Company intends to maintain ownership of its mineral property portfolio to the extent possible pending an eventual upturn in commodities markets and junior resource markets.

The Company's principal business activities have included exploring its mineral properties and during the year ended March 31, 2000 were diversified to include participation in an Internet e-commerce venture, Timebeat.com Inc. These consolidated financial statements of the Company have been prepared on the basis of accounting principles applicable to a going concern which assumes the realization of assets and discharge of liabilities in the normal course of business. The Company's ability to continue as a going concern is dependent upon the existence of economically recoverable reserves, the ability of the Company to obtain additional financing for general working capital purposes and to complete development of its mineral properties and other business ventures and upon its ability to attain profitable operations. These consolidated financial statements do not give effect to any adjustments that would be necessary should the Company not be able to continue as a going concern.

The Company incurred a net loss of $692,305 for the year ended March 31, 2000 and as at March 31, 2000 had working capital of $879,051. As at March 31, 2000 the Company had an accumulated deficit of $7,444,697.

2.   SIGNIFICANT ACCOUNTING POLICIES

These financial statements are prepared in accordance with accounting principles generally accepted in Canada which differ in some respects from those in the United States. These differences as they relate to these financial statements are set out in Note 13. The following is a summary of the significant accounting policies followed by the Company.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED MARCH 31, 2000, 1999 AND 1998
-----------------------------------------
(Expressed in Canadian Dollars)

2.   SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its 100% owned subsidiary Timebeat.com Inc. The subsidiary was incorporated in March 1999 and commenced operations in April 1999.

TRANSLATION OF FOREIGN CURRENCIES

The monetary assets and liabilities of the Company that are denominated in foreign currencies are translated at the rate of exchange at the balance sheet date. Revenue and expenses are translated at the average rate. Exchange gains and losses arising on translation are included in the statement of operations.

The Company's foreign subsidiary is integrated with the Company and translated using the temporal method. Under this method, monetary assets and liabilities are translated at the rate of exchange at the balance sheet date. Non- monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Income and expenses are translated at rates which approximate those in effect on transaction dates. Gains and losses arising from restatement of foreign currency monetary assets and liabilities at each period end are included in earnings.

INVENTORY

Inventory is valued at the lower of cost and net realizable value.

CAPITAL ASSETS

Capital assets are recorded at cost and are amortized over their estimated useful lives as follows:

     Declining balance method                          Per Annum

         Office equipment                                 20%
         Computer equipment                               30%
         Computer software                                30%

ADMINISTRATION EXPENDITURES

Administration expenditures are expensed in the year incurred.

DEFERRED EXPLORATION COSTS

The Company defers all exploration and development costs relating to mineral properties and areas of geological interest until the properties to which they relate are placed into production, sold or abandoned.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED MARCH 31, 2000, 1999 AND 1998
-----------------------------------------
(Expressed in Canadian Dollars)

2.   SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

If production commences, these costs will be transferred to "producing mines", exploration and development costs and amortized over proven reserves against earnings on the unit-of-production method.

The amounts shown for the deferred exploration costs represent costs incurred to date and are not intended to reflect present or future values.

USE OF ESTIMATES

The Company uses estimates in preparing these consolidated financial statements based on the best information available at the balance sheet date. These estimates are reviewed and adjusted regularly to ensure that such estimates are reasonable. The estimates included in the consolidated balance sheets, statements of operations and deficit and cash flows will vary with actual results.

INCOME TAXES

The Company accounts for income taxes under the liability method. Under this method current income taxes are recognized for the estimated income taxes payable for the current year. Future income tax assets and liabilities are recognized for temporary differences between the tax and accounting bases of assets and liabilities as well as the benefit of losses available to be carried forward to future years for tax purposes that are likely to be realized.

FINANCIAL INSTRUMENTS

The Company's financial instruments consist of cash, accounts receivable and accounts payable and accrued liabilities. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

REVENUE RECOGNITION

Revenue from the sale of fine gold jewellery and watches is recognized when the goods are shipped and invoiced.

SHARE OPTION PLAN

The Company has a share option plan as described in Note 6 (c). No compensation expense is recognized for this plan when shares or share options are issued pursuant to the plan. Consideration paid for shares on exercise of the share options is credited to share capital.

LOSS PER SHARE

Loss per share is calculated based on the weighted average number of common shares issued and outstanding during each year. Fully diluted loss per share is not presented as the exercise of warrants and options is anti-dilutive.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED MARCH 31, 2000, 1999 AND 1998
-----------------------------------------
(Expressed in Canadian Dollars)

2.   SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

CASH AND CASH EQUIVALENTS

The Company considers to be cash equivalents all highly liquid debt instruments purchased having a maturity of three months or less.

ENVIRONMENTAL PROTECTION AND REHABILITATION COSTS

Liabilities  related to environmental  protection and  rehabilitation  costs are
accrued  and  charged  to  income  when  their   likelihood   of  occurrence  is
established.

3. RESTRICTED TERM DEPOSITS

                                             2000                      1999
                                    --------------------------------------------
Restricted term deposits            $     205,000          $              -
                                    ============================================


The restricted term deposits relate to funds placed on deposit in favour of the Province of British Columbia with respect to possible future reclamation costs for the Company's mineral properties. Management estimates the maximum amount of such costs to be $100,000 and is seeking release of the excess amount bonded.

4. DEFERRED EXPLORATION COST


Deferred exploration costs comprise the following:

                                                   2000               1999
                                               ---------------------------------

 Properties located in the Toodoggone area,
 British Columbia                              $ 7,760,395      $   7,683,071
 Less: Expenditures recovered                   (2,812,453)        (2,692,441)
                                               ---------------------------------

                                               $ 4,947,942      $   4,990,630
                                               =================================

AGREEMENT WITH ANTARES MINING AND EXPLORATION CORPORATION

Pursuant to an agreement dated June 10, 1997, between the Company and Antares Mining and Exploration Corporation ("Antares"), Antares had an option to acquire up to a 60% interest in all of the mineral interests in British Columbia held by the Company.

During the year ended March 31, 2000 the Company reached an agreement with Antares whereby in exchange for the Company paying $150,000 cash (paid) to Antares, Antares waived all of its right, title and interest in the Company's mineral interests in British Columbia as well as any outstanding balances owed to it by the Company.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED MARCH 31, 2000, 1999 AND 1998
-----------------------------------------
(Expressed in Canadian Dollars)

5.   DEFERRED EXPLORATION COSTS (CONT'D)

The Company's mineral interests comprise:

a) The J.D. Gold Silver claims located in the Omineca Minin Division in the Province of British Columbia. The Company is required to pay Energex Minerals Ltd. an annual royalty of $3,588.

b) The Al and certain of the original Lawyers claims both located in the Omineca Mining Division in the Province of British Columbia. These claims remain subject to the following interests.

Al Claims

a) Cameron Scott and Barry Price each as to a 7% interest i the initial production royalty, and each as to a 0.25% NSR interest in respect of tons mined and milled in excess of 250,000 tons;

b) Kinross Gold Corporation or Energex Minerals Ltd. or a combination thereof as to an aggregate 15% NPR;

c)   Cheni as to a 1.5% NSR.

and certain of the original
Lawyers Claims

a)   a 2% NSR payable to Cheni as to 1.9% and to Meota as to 0.1%.


5.  CAPITAL ASSETS

Capital assets comprise the following:

                                                                                           2000             1999
                                                                     Accumulated         Net Book         Net Book
                                                      Cost           Amortization         Value            Value

Office equipment                                $    10,403          $   1,437           $  8,966       $     621
Computer equipment                                   26,893              5,865             21,028           6,571
Computer software                                     4,589              1,110              3,479           1,893
                                                -------------------------------------------------------------------

                                                $    41,885          $   8,412           $ 33,473       $   9,085
                                                ===================================================================


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED MARCH 31, 2000, 1999 AND 1998
-----------------------------------------
(Expressed in Canadian Dollars)


6.  CAPITAL STOCK

Capital stock comprises the following:

(a)  Authorized:
     100,000,000 Common shares without par value at March 31, 1999, 1998 and 1997.

                                             Number         Total Amount

Issued:                                    16,217,202       $ 13,510,163
                                           ==========       ============

Included in the issued shares at March 31, 2000 are nil (1999 - nil) performance shares held in escrow.

Basis for assigning amounts to non-cash issuance of capital stock:

     Shares issued for non-cash consideration (for fiscal agency fees, for acquisition of mineral properties, for settlement of debt, for finders fees) are assigned amounts based on the estimated fair market value of the Company's shares at the time the agreement was entered into to settle the amount by issuance of shares in the Company.

(b)  Warrants


                                                WEIGHTED                                                            WEIGHTED
                                                 AVERAGE                                                             AVERAGE
                           WARRANTS             EXERCISE                                      WARRANTS        EXERCISE PRICE
                        OUTSTANDING        PRICE $/SHARE                                   OUTSTANDING               $/SHARE
                        ----------------------------------------------------------------------------------------------------

At April 1, 1999            700,000                 0.92          At April 1, 1998           1,505,390                  1.39
  Issued                    438,285                 0.91                                             -                     -
  Exercised                (738,000)                0.92                                             -                     -
  Expired                         -                    -                                      (805,390)                 1.53
                        -----------------------------------------------------------------------------------------------------
At March 31, 2000           400,285                 0.91          At March 31, 1999            700,000                  0.92
                        =====================================================================================================


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED MARCH 31, 2000, 1999 AND 1998
-----------------------------------------
(Expressed in Canadian Dollars)

6.   CAPITAL STOCK (CONT'D)

(c)  Stock Option Plan

During the year ended March 31, 2000 the Company established a share purchase option plan (the "Plan") whereby the board of directors may from time to time grant options aggregating up to 2,750,000 shares of the Company to directors, officers, employees or consultants. The maximum term of any option granted is five years or less. The exercise price of an option may not be less than the closing price on The Canadian Venture Exchange on the last trading day preceding the grant date, subject to any allowable discount, or $0.10 per share.

As at March 31, 2000, options to purchase up to 269,000 shares remained available to be granted under the Plan. During the year ended March 31, 2000, the Company granted options for shares pursuant to the Plan.

A summary of the Company's options at March 31, 2000 and 1999 and the changes for the years ending on those dates is presented below:


                                                    WEIGHTED                                                            WEIGHTED
                               OPTIONS               AVERAGE                                        OPTIONS              AVERAGE
                           OUTSTANDING        EXERCISE PRICE                                    OUTSTANDING       EXERCISE PRICE
                       AND EXERCISABLE               $/SHARE                                AND EXERCISABLE              $/SHARE
                       ---------------------------------------------------------------------------------------------------------
At April 1, 1999             1,359,000                  0.74         April 1, 1998                1,114,000                 0.90
 Granted                     2,110,000                  1.96                                        954,000                 0.72
 Exercised                    (988,000)                 0.73                                        (45,000)                0.27
 Expired/Cancelled                   -                     -                                       (664,000)                0.97
                       ---------------------------------------------------------------------------------------------------------
At March 31, 2000            2,481,000                  1.79         March 31, 1999               1,359,000                 0.74
                       =========================================================================================================

Options to acquire common shares have been granted and are outstanding and exercisable at year-end to employees, consultants, officers and directors of the Company as follows:

               NUMBER OF
           COMMON SHARES        OPTION PRICE                 EXPIRY DATE
           -------------------------------------------------------------

                 100,000            $0.77                  March 5, 2003
                 304,000            $0.77                  March 8, 2004
                  50,000            $1.03                   June 1, 2004
                 100,000            $1.73                  July 14, 2004
                 700,000            $2.58                August 16, 2004
               1,060,000            $1.78              September 30,2004
                 167,000            $1.10              December 15, 2004
           -------------
               2,481,000
           =============

Subsequent to the year end the Company granted and repriced certain stock options (Note 11).

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED MARCH 31, 2000, 1999 AND 1998
-----------------------------------------
(Expressed in Canadian Dollars)

7.   CONTINGENCIES AND COMMITMENTS

a) A claim has been made against the Company for $21,008 for rent relating to termination of the Company's lease for its previous office premises. The Company is disputing the claim. The amount of the loss cannot be reasonably estimated. Accordingly no amount has been accrued in the financial statements. Any loss will be accounted for in the period in which the loss, if any, can reasonably be estimated.

b)   At  present  the  Company  is  not  aware  of  any  liability   related  to
     environmental protection and rehabilitation costs. However, due to the nature of the Company's business there is no assurance that such liability will not arise in the future.


8.   RELATED PARTY TRANSACTIONS

a) In February, 1998 invoices totaling $87,962 were discovered to have been improperly submitted and paid to Henry A. Meyer, who was the President and CEO of the Company at that time. The Board of Directors disallowed these invoices and the money was subsequently repaid - $70,000 was repaid before March 31, 1998 and the remaining $17,962 was repaid as at June 16, 1998. Henry A. Meyer resigned on February 28, 1998.

b) During the year ended March 31, 2000 the Company paid $17,500 (1999 - $48,300; 1998 - $12,500) in management fees to a company controlled by Donald Nicholson, a former director; $57,085 (1999 - $26,400, 1998 - nil) to a company controlled by Robert G. McMorran, a former director; and $46,090 (1999 - nil; 1998 - nil) to a company controlled by Alex Vileshin, President and director. Also during the year ended March 31, 2000, the Company paid $24,435 (1999 - $26,172; 1998 - nil) in consulting fees to Thomas L. Crom, a director, and $23,700 (1999 - nil; 1998 - nil) to Michele Albo, a director.


9.   SUPPLEMENTAL DISCLOSURES WITH RESPECT TO CASH FLOWS

a) Cash provided by (used for) changes in working capital items comprises the following:


                                             Year ended March 31,
                            ----------------------------------------------------
                                    2000               1999                1998

     Receivables            $   (119,460)      $    (31,745)     $      (22,071)
     Inventory                  (121,906)                 -                   -
     Deposits and prepaids             -              2,458              10,848
     Accounts payable            189,398             51,536              10,462
                            ----------------------------------------------------

                            $    (51,968)      $     22,249      $         (761)
                            ====================================================

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED MARCH 31, 2000, 1999 AND 1998
-----------------------------------------
(Expressed in Canadian Dollars)

9.   SUPPLEMENTAL DISCLOSURES WITH RESPECT TO CASH FLOWS (CONT'D)


b)   Non-cash transactions include the following:


                                                                CUMULATIVE                 YEAR ENDED MARCH 31,
                                                                1994-2000      --------------------------------------------
                                                                 (Note 1)            2000             1999             1998

Capital stock issued for non-cash consideration
   For acquisition of mineral properties                      $  1,014,975     $        -       $   20,000       $  315,500
   For debt settlement                                             473,615              -                -                -
Reduction in exploration expenditures
 payable to Antares Mining and
 Exploration Corporation in exchange
  for restricted term deposit                                      (90,000)       (90,000)               -                -
                                                              --------------------------------------------------------------

                                                              $  1,398,590     $  (90,000)      $   20,000       $  315,500
                                                              ==============================================================


10.  INCOME TAXES AND FLOW-THROUGH SHARES

a) As at March 31, 2000 the Company has non-capital losses carried forward for Canadian tax purposes of approximately $3,358,000 available for deduction against future years' taxable income. These non-capital losses expire as follows:


                      2007                       $   275,000
                      2006                           286,000
                      2005                           406,000
                      2004                           455,000
                      2003                           475,000
                      2002                           317,000
                      2001                         1,144,000
                                                 -----------

                                                  $3,358,000
                                                 ===========

     As at March 31, 2000 the Company has  various  resource  expenditure  pools
     amounting  to   approximately   $4,500,000  that  may  be  carried  forward
     indefinitely and applied against taxable income of future years.

     At March 31, 2000 the Company has net capital losses of approximately $160,000 which may be carried forward indefinitely and applied against capital gains of future years.

     The possible income tax benefits of these losses have no been reflected in the consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED MARCH 31, 2000, 1999 AND 1998
-----------------------------------------
(Expressed in Canadian Dollars)

10.  INCOME TAXES AND FLOW-THROUGH SHARES (CONT'D)

b) At March 31, 1999 the Company had issued warrants entitling the holders to acquire additional flow-through common shares. During the year ended March 31, 2000 these warrants were exercised but not as flow-through shares (Note
     6).

     Flow-through  funding  occurs when a Company  renounces  to  investors  who
     purchase  its  shares  a  specified   amount  of  the  Company's   Canadian
     exploration expenses, deemed Canadian exploration expenses, Canadian development expenses and Canadian oil and gas property expenses. The effect of the renunciation is that the Company loses the ability to deduct these expenses against future years taxable income. The investors are allowed to deduct on their own tax returns the specified amount of expenses that the Company has renounced to the investors. When flow-through funding occurs the Company enters into an agreement with investors in terms of which, amongst other things, the Company commits to spend the amount it has agreed to renounce to the investors on a programme of expenditures which qualify for renunciation to the investors.

     For flow-through agreements entered into in 1995 or for expenditures incurred to February, 1997 the Company could only renounce to investors qualifying expenditures incurred after the date of the renunciation agreement and only after the expenditures had been incurred. For flow-through agreements entered into after 1995, also only expenditures incurred after the date of the agreement are eligible for renunciation but the Company may make the renunciation to investors before the qualifying expenditures are actually incurred. If the Company fails to incur the qualifying expenditures before the end of the following calendar year it will be liable for a non-refundable tax calculated based on a specified formula.

     If the Company fails to incur the qualifying expenditures before the end of the third year, the investors will be disallowed the deduction on their own tax returns.

     The Company has only  renounced to investors  with whom it has entered into
     flow-through   funding  agreements,   expenditures  after  they  have  been
     incurred.

     A summary of the Company's flow-through funding is as follows:


                                                                                       Years ended March 31,
                                                                     --------------------------------------------------------

                                                                              2000                  1999                1998
                                                                     --------------------------------------------------------

Balance of renunciation commitments carried forward                  $           -            $        -       $           -

Amount of renunciations committed to investors
through flow-through funding agreements                                          -                     -             258,000

Expenses incurred which qualify for renunciation and
were renounced to investors                                                      -                     -            (258,000)
                                                                     ---------------------------------------------------------

Commitment to incur expenses eligible for renunciation
carried forward                                                      $           -            $        -       $           -
                                                                     =========================================================


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED MARCH 31, 2000, 1999 AND 1998
-----------------------------------------
(Expressed in Canadian Dollars)


11.  SUBSEQUENT EVENTS

Subsequent to year end, the Company granted to certain consultants 380,000 stock options at an exercise price of $0.76 per share and 50,000 stock options at an exercise price of $1.15 per share. Of these stock options 300,000 have not yet received regulatory acceptance. All stock options expire five years after the date of grant.

Also subsequent to year end, the directors and certain consultants of the Company tendered 750,000 previously granted stock options to the Company for cancellation. Concurrent with such cancellation of stock options, the Company applied to The Canadian Venture Exchange to reprice 1,110,000 previously granted stock options to $0.76 per share. Regulatory acceptance has not yet been received.

12.  SEGMENTED INFORMATION

As detailed in Note 1, the Company has two business segments, the business of exploration mineral properties, which is located in British Columbia, Canada and the business, located in the United States of America, of selling and repairing fine gold jewelry and watches through an E-commerce Website.

Segmented information comprises the following:


                                       Canada            USA               Total
                                  ----------------------------------------------

Current assets                    $   627,105      $  537,743        $1,164,848
--------------------------------------------------------------------------------

Restricted term deposits              205,000               -           205,000
--------------------------------------------------------------------------------

Deferrred exploration costs         4,947,942               -         4,947,942
--------------------------------------------------------------------------------

Capital assets                          6,702          26,771            33,473
--------------------------------------------------------------------------------

Current liabilities                    22,914         262,883           285,797
--------------------------------------------------------------------------------



Revenue                                     -         207,522           207,522

Cost of goods sold                          -         205,364           205,364
--------------------------------------------------------------------------------

Gross margin                                -           2,158             2,158

General and administration            334,260         375,339           709,599

Other items                           (15,136)              -           (15,136)
--------------------------------------------------------------------------------
Net Loss                             $319,124      $  373,181        $  692,305
================================================================================

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED MARCH 31, 2000, 1999 AND 1998
-----------------------------------------
(Expressed in Canadian Dollars)



13. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES OF AMERICA GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

These financial statements have been prepared in accordance with generally accepted accounting principles in Canada (Canadian GAAP) which in these financial statements, conform in all material respects with those in the United States (U.S. GAAP), except as follows:

a) Under Canadian GAAP shares issued with escrow restrictions are recorded at their issue price and are not revalued upon release from escrow. Under U.S. GAAP escrow shares which are released upon the Company meeting certain performance criteria are considered to be contingently issuable. These shares are excluded from the weighted average shares calculation and the difference between the fair value of the shares at the time of their release from escrow and the shares original issue price (being the market price at that time) is accounted for as a compensation expense at the time the shares are released from escrow. During the year ended March 31, 1996, 187,500 common shares were released from escrow and during the year ended March 31, 1997, 187,500 common shares were released from escrow.

b) Under Canadian GAAP all exploration expenses relating to mineral properties and areas of geological interest are deferred until the properties to which they relate are placed into production, sold or abandoned. Under U.S. GAAP these costs are not capitalized but expensed as incurred.

c) Significant components of the Company's Canadia deferred income tax assets under United States generally accepted accounting principles disclosure requirements are:

                                                                          2000               1999                1998
                                                                     -------------------------------------------------
     Deferred tax assets
       Net operating loss                                             $126,000          $ 129,000           $ 190,000
       Additions to resource and other pool balances                    (8,740)           160,000             240,000
                                                                     -------------------------------------------------

     Total deferred tax assets before
     Allowance                                                         117,260            289,000             430,000

     Valuation allowance for deferred
     Tax assets                                                       (117,260)          (289,000)           (430,000)
                                                                     -------------------------------------------------

     Total deferred tax assets                                        $      -          $       -           $       -
                                                                     =================================================

d)   Loss per share

     UnderCanadian generally accepted accounting principles the calculation of basic loss per share is calculated using the weighted average number of common shares outstanding during the year. Under United States generally accepted accounting principles basic loss per share is calculated using the weighted average number of shares outstanding during the year. This weighted average number of common shares outstanding excludes any shares that remain in escrow, but may be earned out based on the Company meeting certain performance criteria. No shares were held in escrow for the years ended March 31, 1998, March 31, 1999 and March 31, 2000.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED MARCH 31, 2000, 1999 AND 1998
-----------------------------------------
(Expressed in Canadian Dollars)


13. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES OF AMERICA GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONT'D)

e)   Stock-based Compensation

     The United States Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-based Compensation", which became effective for fiscal years beginning after December 15, 1995. This statement encourages, but does not require companies to record the compensation cost for stock-based employee compensation plans at fair value at the grant date. The Company has chosen to adopt SFAS No. 123 in accounting for its stock option plan. Canadian generally accepted accounting principles do not require the reporting of any stock based compensation expense in the Company's financial statements.

     The fair value of the options granted during the years ended March 31, 2000, March 31, 1999 and March 31, 1998 was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:


                                 March 31,          March 31,          March 31,
                                   2000               1999               1998

     Expected life               5 years            2 years             2 years
     Risk-free interest rate     5.5%               5.5%                5.5%
     Volatility                  158%-186%          82%-99%             70%-170%

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. The Company's employee stock options are not traded and changes in the subjective input assumptions can materially affect fair value estimates. In management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of employee stock options at the grant date.

f) Statement of Financial Accounting Standards No. 121 (the statement), issued March, 1995 requires that long- lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the Company should estimate future cash flows expected to result from the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized. Otherwise, an impairment loss is not recognized. The statement is effective for financial statements for fiscal years beginning after December 15, 1995. Earlier application is encouraged. Restatement of previously issued financial statements is not permitted. Impairment losses resulting from the application of the statement should be reported in the period in which the recognition criteria are first applied and met.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED MARCH 31, 2000, 1999 AND 1998
-----------------------------------------
(Expressed in Canadian Dollars)


13. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES OF AMERICA GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONT'D)

     The Company's long lived assets are deferred exploration costs (March 31, 2000 - $4,947,942) and capital assets (March 31, 2000 - $33,473). Under
     U.S. GAAP exploration costs on mineral properties are expensed (see (b) above) and this results in the total amount of $4,947,942 in expenditures on mineral properties being written-off for U.S. GAAP purposes. Application of the statement will accordingly not have a material effect on the Company's financial statements based on the carrying amounts of the long lived assets as at March 31, 2000.

g)   Under SFAS 109 for  flow-through  funding shares issued by the Company (see
     Note 10(b), under U.S. GAAP the difference between the proceeds from the shares issued as flow-through shares and the fair value of the shares issued without the flow-through feature is recorded as a liability at the date the shares are sold by the Company.

     As these funds, which are restricted and required to be spent on expenses qualifying for renunciation to investors, are spent the liability is reversed to income in a similar manner to a monetization of tax benefits.

     The Company has issued all its flow-through shares at the market price of its shares without the flow-through feature and therefore no liability as detailed above is required to be recorded.

     As at March 31, 1998, March 31, 1999 and March 31, 2000 the Company had incurred sufficient qualifying expenditures to cover all renunciation expenditures to investors and there was no balance of funds restricted and required to be spent for renunciation purposes.

h)   Comprehensive income

     In June 1997, the Financial Accounting Standards Board ( FASB") issued SFAS No. 130 "Reporting Comprehensive Income". SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components (revenues, expenses, gains and losses). The purpose of reporting comprehensive income is to present a measure of all changes in shareholders' equity that result from recognized transactions and other economic events of the period, other than transactions with owners in their capacity as owners. SFAS No. 130 is effective for financial statements issued for periods beginning after December 15, 1997. There are no comprehensive income and its components adjustments for the years ended March 31, 1998, 1999 and 2000.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED MARCH 31, 2000, 1999 AND 1998
-----------------------------------------
(Expressed in Canadian Dollars)


13. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES OF AMERICA GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONT'D)


The impact of the above differences between Canadian and United States generally accepted accounting principles on the net loss is as follows:

                                                              Cumulative                      For the Years March 31,
                                                              1994 - 2000    ------------------------------------------------------
                                                                (Note 1)              2000               1999                 1998

Net loss - Canadian GAAP                                     $ (3,406,870)   $    (692,305)      $   (602,648)     $      (452,909)

Increase in compensation expense resulting from
release of 187,500 common shares from escrow
on July 28, 1995 (issue price $0.01, fair value of
Common shares on date of release $3.70)(a)                       (691,875)               -                  -                    -

Increase in compensation expense resulting from
release of 187,500 common shares from escrow
on August 2, 1996 (issue price $0.01, fair value
of common shares on date of release $1.69) (a)                   (315,000)               -                  -                    -

Deferred exploration costs written-off for
Canadian GAAP (b)                                                 692,906                -            366,215               36,407

Compensation expense on granting
of stock options (e)                                           (4,431,063)      (4,431,063)                  -                    -

Deferred exploration costs recovered (b)                           90,000           90,000                  -                    -

Deferred exploration costs incurred (b)                        (5,730,848)         (47,312)          (356,294)            (750,001)
                                                             ----------------------------------------------------------------------

                                                             $(13,792,750)   $  (5,080,680)      $   (592,727)     $    (1,166,503)
                                                             ======================================================================

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED MARCH 31, 2000, 1999 AND 1998
-----------------------------------------
(Expressed in Canadian Dollars)

13. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES OF AMERIC GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONT'D)

                                                                          FOR THE YEAR ENDED MARCH 31,
                                                      -------------------------------------------------------------
                                                                 2000                   1999                  1998

Primary loss per share - U.S. GAAP (a)                $         (0.32)      $         (0.043)       $       (0.090)
                                                      =============================================================

Weighted average shares outstanding - U.S. GAAP (a)        15,645,918             13,933,067            12,912,753
                                                      -------------------------------------------------------------


The impact of the above differences between Canadian and United States generally accepted accounting principles on capital stock and accumulated deficit is as follows:

                                                   AS AT MARCH 31, 2000              AS AT MARCH 31, 1999

Total assets - Canadian GAAP                       $         6,351,263               $         5,114,545

Deferred exploration costs (b)                              (4,947,942)                       (4,990,630)
                                                   ------------------------------------------------------

Total assets - U.S. GAAP                           $         1,403,321               $           123,915
                                                   ------------------------------------------------------

The impact of the above differences between Canadian and United States generally accepted accounting principles on capital stock and accumulated deficit is as follows:


                                                                  AS AT MARCH 31, 2000          AS AT MARCH 31, 1999

Capital stock - Canadian GAAP                                     $         13,510,163          $         11,770,538

Increase in capital stock on revaluation of share released
from escrow as detailed (a)                                                  1,006,875                     1,006,875

Compensation expense on granting stock options (e)                           4,431,063                             -
                                                                  ---------------------------------------------------

Capital stock - U.S. GAAP                                         $         18,948,101          $         12,777,413
                                                                  ===================================================


                                                                     CUMULATIVE         AS AT MARCH 31,         AS AT MARCH 31,
                                                                     1994 - 2000             2000                    1999
                                                                      (Note 1)

Deficit - Canadian GAAP                                           $    3,406,870        $    7,444,697          $    6,752,392

Deferred exploration costs written-off (b)                             4,947,942             4,947,942               4,990,630

Compensation expense on granting options (e)                           4,431,063             4,431,063                      -
Increase in deficit resulting from increase in compensation
  expense on revaluation of shares from escrow
  as detailed above (a)                                                1,006,875             1,006,875               1,006,875
                                                                  =============================================================

Deficit - U.S. GAAP                                               $   13,792,750        $   17,830,577          $   12,749,897
                                                                  =============================================================

                     SCHEDULE OF DEFERRED EXPLORATION COSTS
                       YEARS ENDED MARCH 31, 2000 AND 1999
                         (EXPRESSED IN CANADIAN DOLLARS)



                                               Canadian Properties subject to Agreement with Antares Mining and
                                                               Exploration Corporation (Note 4(a))
                                               -----------------------------------------------------------------
                                               -----------------------------------------------------------------
                                                                   2000                                     1999

BALANCE - BEGINNING OF YEAR                      $             4,990,630                $             5,000,551
                                                 ------------------------                -------------------------

ACQUISITION COSTS                                                 30,000                                 20,000
                                                 -----------------------                 ------------------------

EXPENDITURES DURING THE YEAR
   Assay and geochemical analysis                                      -                                 10,306
   Accommodation and meals                                             -                                 10,041
   Drafting, maps and reports                                          -                                  5,709
   Drilling                                                            -                                 77,456
   Equipment rental                                                    -                                 10,573
   Exploration taxes and fees                                     10,250                                 13,100
   Geological research & consulting                                  730                                 62,955
   Helicopters & aircrafts                                             -                                 39,004
   Miscellaneous                                                      28                                  6,506
   Satellite and telecommunication                                     -                                  9,686
   Shipping                                                            -                                  1,182
   Travel and transportation                                           -                                 21,956
   Wages and benefits                                                  -                                 47,820
                                                 -----------------------                 -----------------------

                                                                  11,008                                316,294
                                                 -----------------------                 -----------------------

Reduction in exploration expenditures payable to
  Antares Mining and Exploration Corporation                     (90,000)                                80,000
British Columbia mining exploration
  Refundable tax credit                                            6,304                                (60,000)
Deferred exploration costs written-off                                 -                               (366,215)
                                                 -----------------------                 -----------------------

                                                                 (83,696)                              (346,215)
                                                 -----------------------                 -----------------------

BALANCE - END OF YEAR                            $             4,947,942                 $            4,990,630
                                                 =======================                 =======================


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.                INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Under the Yukon Business Corporation Act, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's Articles (Exhibit 3.2 hereto) also provide for mandatory indemnification of its directors and executive officers, and permissive indemnification of its employees and agents, to the fullest extent permissible under Yukon law.

            Pursuant to Yukon law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its Stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Yukon law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Yukon law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.


ITEM 25.                OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

            The expenses to be paid by the Registrant in connection with the distribution of the securities being registered, other than Placement Agent discounts and commissions, are as follows:

                                                                                                                   AMOUNT*<F1>
                                                                                                                   ------
            Securities and Exchange Commission Filing Fee........................................                 $ 3,530
            NASD Filing Fee......................................................................                   1,912
            Accounting Fees and Expenses.........................................................                   5,000
            Blue Sky Fees and Expenses...........................................................                   5,000
            Placement Agent Expenses.............................................................                   1,000
            Legal Fees and Expenses..............................................................                  15,000
            Transfer Agent and Registrar Fees and Expenses.......................................                   1,000
            Printing Expenses....................................................................                   5,000
            Miscellaneous Expenses...............................................................                   2,558
                                                                                                           --------------
                   Total.........................................................................                $ 40,000
                                                                                                                 ========

<F1>
* All amounts are estimates except the SEC filing fee and the NASD filing fee.

ITEM 26.                RECENT SALES OF UNREGISTERED SECURITIES

            Since February 1998, the Registrant has issued and sold the unregistered securities set forth in the tables below:

COMMON STOCK:
                                                                                       OFFERING PRICE        CONSIDERATION
DATE                 PERSONS OR CLASS OF PERSONS                    NUMBER OF SHARES       (CDN$)                (CDN$)
02/10/98             Cheni Resources Inc.                                100,000          $1.04/share       consideration for
                                                                                                            mineral exploration
                                                                                                            property

02/20/98             Antares Mining and                                  550,000          $0.79/share       $500,000
                     Exploration

01/12/99             Cheni Resources Inc.                                100,000          $0.20/share       consideration for
                                                                                                            mineral exploration
                                                                                                            property

01/26/99             Malaspina Consultants Inc.                           45,000          $0.79/share       exercise options for
                                                                                                            $12,150

05/10/99             Donald Nicholson                                     20,000          $0.74/share       exercise options for
                                                                                                            $14,800

05/12/99             Cliff Dropkin                                        38,000          $0.79/share       $30,020

05/12/99             Dr. Carl M. Hoffman                                 122,785          $0.79/share       $97,000

05/12/99             Anthony Messina                                      47,500          $0.79/share       $37,525

05/12/99             Beno Mizrahi                                         47,500          $0.79/share       $37,525

05/12/99             Steve Mizrahi                                        15,000          $0.79/share       $11,850

05/12/99             Barbara Scheuer                                      29,000          $0.79/share       $22,910

05/12/99             Dr. Larry Soderholm                                  15,000          $0.79/share       $11,850

05/12/99             John H. Thompson                                     25,000          $0.79/share       $19,750

05/12/99             Nicholas von Guggenberg                              13,000          $0.79/share       $10,270

05/12/99             Chalm Rothenberg                                     47,500          $0.79/share       $37,525

05/12/99             The Kummins Family Trust                             38,000          $0.79/share       $30,020

05/12/99             Barbara Scheuer                                      29,000          $0.79/share       $22,910

05/12/99             Dr. Larry Soderholm                                  15,000          $0.79/share       $11,850

05/12/99             John H. Thompson                                     25,000          $0.79/share       $19,750

05/12/99             Nicholas von Guggenberg                              13,000          $0.79/share       $10,270

05/12/99             Chalm Rothenberg                                     47,500          $0.79/share       $37,525



                                      II-2




                                                                                       OFFERING PRICE        CONSIDERATION
DATE                 PERSONS OR CLASS OF PERSONS                    NUMBER OF SHARES       (CDN$)                (CDN$)

05/12/99             Robert Kummins                                       38,000          $0.79/share       $30,020

05/19/99             Donald Nicholson                                     50,000          $0.74/share       exercise options for
                                                                                                            $37,000

05/19/99             Harry Grossman                                       10,000          $0.74/share       exercise options for
                                                                                                            $7,400

05/27/99             Donald Nicholson                                     50,000          $0.74/share       exercise options for
                                                                                                            $37,000

06/03/99             Donald Nicholson                                     10,000          $0.74/share       exercise options for
                                                                                                            $7,400

06/04/99             Thomas L. Crom III                                  100,000          $1.01/share       exercise warrants for
                                                                                                            $101,000

06/07/99             Donald McWilliams                                   100,000          $1.01/share       exercise warrants for
                                                                                                            $101,000

06/07/99             Henry Meyer                                         100,000          $1.01/share       exercise warrants for
                                                                                                            $101,000

06/07/99             Kenneth Thompson                                    100,000          $1.01/share       exercise warrants for
                                                                                                            $101,000

06/17/99             Donald Nicholson                                     30,000          $0.74/share       exercise options for
                                                                                                            $22,200

07/08/99             Emma Campos Vargas                                  105,000          $0.81/share       exercise warrants for
                                                                                                            $86,050

07/08/99             Emma Campos Vargas                                  195,000          $0.81/share       exercise warrants for
                                                                                                            $157,950

03/09/00             Alexander Vileshin                                   10,000          $1.01/share       exercise options for
                                                                                                            $7,700

03/09/00             Harry Grossman                                       50,000          $0.77/share       exercise options for
                                                                                                            $38,500

03/09/00             The Kummins Family Trust                             38,000          $0.91/share       exercise warrants for
                                                                                                            $34,580

11/09/00             Michele Albo                                          5,000          $0.78/share       exercise options for
                                                                                                            $3,800

01/26/01             Maria Marzullo                                      100,000          $0.45/share       $45,000

01/26/01             LRC Financial Group, LLC                            175,000          $0.45/share       $78,750

01/26/01             Anthony Messina                                     200,000          $0.45/share       $90,000

01/26/01             Dr. Carl M. Hoffman                                 200,000          $0.45/share       $90,000


                                      II-3



                                                                                       OFFERING PRICE        CONSIDERATION
DATE                 PERSONS OR CLASS OF PERSONS                    NUMBER OF SHARES       (CDN$)                (CDN$)


01/26/01             Robert & Gloria Kummins                             100,000  $0.45/share                $45,000

01/26/01             Lee Hardesty                                        100,000  $0.45/share                $45,000

01/26/01             Michele Albo                                        100,000  $0.45/share                $45,000

01/26/01             Thomas L. Crom III                                   75,000  $0.45/share                $33,750

01/12/01             Maria Marzullo                                      100,000  $0.45hare                  $45,000

01/12/01             Len Clapp                                           175,000  $0.45share                 $78,750

01/12/01             Anthony Mesina                                      200,000  $0.45/share                $90,000

01/12/01             Dr. Carl M.. Hoffman                                200,000  $0.45/share                $90,000

01/12/01             Robert & Gloria Kummins                             100,000  $0.45/share                $45,000

01/12/01             Lee Hardesty                                        100,000  $0.45/share                $45,000

01/12/01             Michele Albo                                        100,000  $0.45/share                $45,000

01/12/01             Thomas L. Crom  III                                  75,000  $0.45/share                $33,750

04/10/01             Jack Devito                                          50,000  $0.45/share                $22,500

04/06/01             Beno Mizrahi                                        100,000  $0.45/share                $45,000

04/09/01             Brian Bishop                                         50,000  $0.45/share                $22,500

04/10/01             Larry Lorenz                                        150,000  $0.45/share                $67,500


            All of the shares were issued pursuant to exemption from registration under Canadian securities laws.


ITEM 27.                EXHIBITS

REGULATION
S-B NUMBER                         EXHIBIT

   3.1       Certificate of Name Change and Ordinary and Special Resolution.(1)<F1>

   3.2       Certificate of Incorporation and Memorandum.(1)<F1>

   4.1       VSE acceptance dated January 3, 1996 of Private Placement announced
             October 25, 1994.(1)<F1>

   4.2       VSE acceptance dated January 9, 1996 of Private Placement announced
             November 5, 1995 and November 23, 1996.(1)<F1>

   4.3       VSE acceptance dated June 6, 1997 of Private Placement announced
             February 2, 1997.(1)<F1>

   4.4       Sample Purchase Warrants.(1)<F1>


                                      II-4


REGULATION
S-B NUMBER                         EXHIBIT

   4.5       Sample Purchase Options.(1)<F1>

   5.1       Expected Opinion of Dill Dill Carr Stonbraker & Hutchings, P.C.(3)<F3>

  10.1       Letter Agreement dated October 10, 1993 between the Company and
             Energex Minerals Ltd. regarding the JD Property (Amendment).(1)<F1>

  10.2       Agreement dated July 7, 1994 between the Company and Floralynn
             Investments Ltd.(1)<F1>

  10.3       Letter Agreement dated September 30, 1994 between the Company and
             Energex Minerals Ltd.(1)<F1>

  10.4       Letter Agreement dated April 13, 1995 between the Company and David
             Ford.(1)<F1>

  10.5       Consulting Agreement dated September 15, 1995 between the Company and
             Founder's Group Management Ltd.(1)<F1>

  10.6       Agreement dated January 10, 1996 between the Company and Energex
             Minerals Ltd.(1)<F1>

  10.7       Agreement dated June 14, 1996 between the Company and Energex Minerals
             Ltd.(1)<F1>

  10.8       Agreement dated December 6, 1996 between the Company and Cheni
             Resources Inc. and Meota Resources Corp.(1)<F1>

  10.9       Joint Venture Agreement dated August 1, 1997 between the Company and
             Antares Mining and Exploration Corporation.(1)<F1>

  10.10 Minerals Property Earn-In Agreement dated July 17, 1997 between the Company and Antares Mining and Exploration Corporation.(1)<F1>

  10.11      1994 Drilling Results.(1)<F1>

  10.12      1995 Drilling Results.(1)<F1>

  10.13      1996 Drilling Results.(1)<F1>

  10.14      Maps of the Company's Properties.(1)<F1>

  10.15 Flow-Through Funding and Renunciation Agreement dated May 10, 1996 between the Company and Henry A. Meyer.(1)<F1>

  10.16 Flow-Through Funding and Renunciation Agreement dated May 10, 1996 between the Company and John Peterson.(1)<F1>

  10.17 Flow-Through Funding and Renunciation Agreement dated May 10, 1996 between the Company and Kenneth A. Thompson.(1)<F1>

  10.18      Flow-Through Funding and Renunciation Agreement dated December 21,
             1995 between the Company and Sandy Lynn Gammon.(1)<F1>

  10.19      Flow-Through Funding and Renunciation Agreement dated December 21,
             1995 between the Company and Lorraine McWilliams.(1)<F1>



                                      II-5


REGULATION
S-B NUMBER                         EXHIBIT

  10.20      Flow-Through Funding and Renunciation Agreement dated December 21,
             1995 between the Company and Thomas Mitchell.(1)<F1>

  10.21      Flow-Through Funding and Renunciation Agreement dated December 21,
             1995 between the Company and Janet Thompson.(1)<F1>

  10.22      Flow-Through Funding and Renunciation Agreement dated December 21,
             1995 between the Company and Olza Tien.(1)<F1>

  10.23      Stock Option Plan dated August 29, 1999.

  10.24      Letter of Intent dated March 5, 1999, between the Company, Watch Central
             Corporation and Timebeat.com Inc.

  10.25      Agreement dated December 14, 1999 between the Company, Watchzone.net
             Inc., the management of Watchzone.net Inc., and Timebeat.com Inc.

  10.26      Form of Investment Agreement between the Company and Swartz Private
             Equity, LLC.(2)<F2>

  10.27      Timebeat.com Asset Acquisition Agreement of Watchzone.net and
             Watchzone.tv, and Employment Agreement dated November 1, 2000

  10.28      Malaspina Consultants Inc. Term Sheet office lease dated August 27, 1998.

  10.29      Consulting Agreement with Palm Beach Consulting Corp. dated February
             25, 2001.

  10.30      Amended and Restated Investment Agreement between the Company and
             Swartz Private Equity dated April 10, 2001

  10.31      Amended and Restated Investment Agreement between the Company and
             Swartz Private Equity dated April 10, 2001

  10.32      Form of Commitment Warrants

  10.33      Amended and Restated Warrant Antidilution Agreement between the
             Company and Swartz Private Equity dated April 10, 2001

  10.34      Letter of Intent between Timebeat.com Enterprises Inc. and Frontline
             Performance, Inc. dated April 12, 2001

   23.1      Expected Consent of Dill Dill Carr Stonbraker & Hutchings, P.C.  Reference
             is made to Exhibit 5.1 (2)<F2>

   23.2      Consent of Campbell Saunders & Company

---------------------

<F1>
(1)         Incorporated by reference to our Annual Report on Form 20-F for the fiscal year ended March 31, 1999, file
            no. 0-29260.
<F2>
(2)         Incorporated by reference to our Quarterly Report for the period ended September 30, 2000, file no. 0-29260.

<F3>
(3)         To be filed by amendment.

ITEM 28.                UNDERTAKINGS

            Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

            In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

            The Registrant hereby undertakes that:

                        (1) For determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the issuer pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time the Commission declared it effective.

                        (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial BONA FIDE offering of those securities.

            The Registrant hereby undertakes to:

                        (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                              (i) Include any prospectus required by section
10(a)(3) of the Securities Act;

                              (ii) Reflect in the prospectus any facts or events
which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                              (iii) Include any additional or changed material
information on the plan of distribution.

                        (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                        (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Province of British Columbia, Vancouver, Canada on the 16th day of April, 2001.

                                      TIMEBEAT.COM ENTERPRISES INC.


                                      By: /s/ Alexander Vileshin
                                         ---------------------------------------
                                              Alexander Vileshin
                                              PRESIDENT, CHIEF EXECUTIVE OFFICER
                                              AND DIRECTOR

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.


SIGNATURE                         TITLE                                        DATE



/s/ Alexander Vileshin             President, Chief Executive Officer and      April 16, 2001
--------------------------------   Director (Principal Executive Officer)      ---------------
Alexander Vileshin


/s/ Thomas L. Crom, III            Secretary, Director (Principal Financial    April 16, 2001
--------------------------------   and Accounting Officer)                     --------------
Thomas L. Crom, III


/s/ Michele Albo                   Director                                    April 16, 2001
--------------------------------                                               --------------
Michele Albo
